PURSUANT TO RULE 424(B)(3)
                                                FILE NUMBER 333-15411


                       CNL AMERICAN PROPERTIES FUND, INC.

                     Supplement No. 1, dated March 17, 1997
                      to Prospectus, dated January 31, 1997


         This Supplement is part of, and should be read in conjunction with, the Prospectus dated January 31, 1997. This Supplement replaces all prior supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of March 6, 1997, and all references to commitments or Property acquisitions and to the attached pro forma information should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after March 6, 1997, will be reported in a subsequent Supplement.


                                  THE OFFERING

         Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of March 6, 1997, the Company had received aggregate subscription proceeds of $14,243,060 (1,424,306 Shares) from 649 stockholders. Net proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $12,600,000. As of March 6, 1997, $640,938 of such amount had been incurred in Acquisition Fees to the Advisor and the balance was available for investment in Properties and Mortgage Loans.

         As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. As of March 6, 1997, the Company had invested or committed for investment approximately $111,200,000 of net proceeds from the Initial Offering in 110 Properties, in providing mortgage financing to the tenants of the 35 Properties consisting of land only through Mortgage Loans, and in paying acquisition fees to the Advisor totalling $6,776,629 and certain acquisition expenses, leaving approximately $22,900,000 in net offering proceeds from the Initial Offering available for investment in Properties and Mortgage Loans. The Company expects to use such amount and Net Offering

Proceeds from this offering to purchase additional Properties, to fund construction costs relating to the Properties under construction, and to make Mortgage Loans.




                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see"Certain Transactions."

        As of March 6, 1997, CNL Income Fund XVIII, Ltd. and CNL Income & Growth Fund VIII, Ltd. had approximately $4,100,000 and $4,448,000, respectively, available for investment.

                                    BUSINESS

GENERAL

         The Company purchases existing fast-food, family-style, and casual dining restaurant Properties, including land and buildings, as well as Properties upon which such restaurants are to be constructed, the land underlying the restaurant building with the building owned by the tenant or a third party, and the building only with the land owned by a third party. The Company also provides financing (the "Mortgage Loans") for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company offers furniture, fixture and equipment ("Equipment") financing to operators of Restaurant Chains pursuant to which the Company will finance, through direct financing leases, the Equipment (collectively, the "Secured Equipment Leases.")

         As of March 6, 1997, the Company owned 110 Properties. It is anticipated that the Company will acquire a total of 400 to 450 Properties if the maximum number of Shares is sold in this offering (including 260 to 300 Properties to be acquired with the proceeds of this offering and 30 to 40 additional Properties to be acquired with the proceeds of the initial offering).

         The Properties, which typically are freestanding and are located across the United States, are leased on a "triple-net" basis to operators of the Restaurant Chains selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan commitment by the Company is subject to the approval of the Board of Directors. Properties purchased by the Company are leased under arrangements requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property, with automatic rent increases, and/or percentage rent based on gross sales. See "Description of Leases -- Computation of Lease Payments," below.

         The Company invests in Properties of selected Restaurant Chains that are national and regional restaurant chains, primarily fast-food, family-style, and casual dining chains. Fast-food restaurants feature quality food and quick service, which often includes drive-through service, and offer a variety of menu items such as hamburgers, steaks, seafood, chili, pizza, pasta dishes, chicken, hot and cold sandwiches, and salads. Family-style restaurants feature services that generally are associated with full-service restaurants, such as full table service and cooked-to-order food, but at more moderate prices. The casual dining (or dinner house) concept features a variety of popular contemporary foods, full table service, moderate prices, and surroundings that are appealing to families. The casual dining segment of the restaurant industry, like the family-style segment, features services that generally are associated with the full-service restaurant category. According to forecasts appearing in the January 1, 1997 issue of Restaurants and Institutions, it is projected that the casual dining segment of full-service restaurants sales will experience 3.8% real growth in sales this year, with sales predicted to reach $49 billion. The top 15 casual dining chains by sales have a total of 2,977 restaurants throughout the United States.

         The restaurant industry is one of the largest industries in the United States in volume of sales and number of employees (more than 9 million persons) and includes fast-food outlets, cafeterias, lunchrooms, convenience stores, family-style restaurants, casual dining facilities, full-service restaurants, and contract and industrial feeders. By the year 2000, food service sales are expected to exceed $392 billion. Industry publications project that restaurant industry sales will increase from $173.7 billion in 1985 to $320 billion in 1997. Restaurant industry sales for 1996 are projected to be $307.6 billion. In 1996, nominal growth, which is comprised of real growth and inflationary growth, was 4.6% and is estimated to be 4.2% in 1997. Real growth of the restaurant industry in 1996 was 1.7%, and industry analysts currently estimate that the restaurant industry will achieve 1.4% real growth in 1997; however, according to the National Restaurant Association, fast-food restaurants should outpace the industry average for real growth, with a projected 2.5% increase over 1996. Sales in this segment of the restaurant industry are projected to be $103.5 billion for 1997.

         The Company invests in the fast-food, family-style, and casual dining segments of the restaurant industry, the most rapidly growing segments in recent years. According to the National Restaurant Association, 51% of adults eat at a quick-service restaurant and 42% of adults patronize a moderately-priced family restaurant at least once each week. In addition, the National Restaurant Association indicates that Americans spend approximately 43 cents of every food dollar on dining away from home. Surveys published in Restaurant Business indicate that families with children choose quick-service restaurants four out of every five times they dine out. Additionally, according to The Wall Street Journal (May 11, 1992), the average American spends $19,791 on fast-food in a lifetime. Further, according to Nation's Restaurant News, the 100 largest restaurant chains are posting an average of 7.2% growth in their systemwide sales figures for 1995. Casual-theme dining concepts are among the chains showing the strongest growth. In 1995, the sandwich segment experienced sales growth of 6.98% over 1994 figures, and, the casual dining segment experienced systemwide sales growth in 1995 of 12.99%, compared to 14.6% in 1994. Management believes that the Company will have the opportunity to participate in this growth through the ownership of Properties leased to operators of the Restaurant Chains.

         The fast-food, family-style and casual dining segments of the restaurant industry have demonstrated their ability to adapt to changes in consumer preferences, such as health and dietary issues, decreases in the disposable income of consumers and environmental awareness, through various innovative techniques, including special value pricing and promotions, increased advertising, menu changes featuring low-calorie, low-cholesterol menu items, and new packaging and energy conservation techniques.

COMPLETED INVESTMENTS

         As of March 6, 1997, the Company had invested or committed for investment approximately $111,100,000 of the net proceeds from the Initial Offering in 110 Properties (68 Properties which consist of land and building, 35 Properties which consist of land only and seven Properties which consist of building only), in Mortgage Loans to the tenants of the 35 Properties consisting of land only and to pay related Acquisition Fees and Acquisition Expense. See "Certain Transactions." All of the Properties are owned directly by the Company, except for one Property which is owned through a joint venture arrangement. All of the Properties were acquired since the Company commenced operations on June 1, 1995 and have leases expiring from 12 to 20 years after the date on which each lease commenced.

         The following tables set forth the number of Properties by Restaurant Chain and by state owned by the Company as of March 6, 1997:

         Restaurant                               Number of Properties
         ----------                               --------------------
         Applebee's                                          2
         Arby's                                              2
         Black-eyed Pea                                      1
         Boston Market                                      14
         Burger King                                         8
         Denny's                                             5
         Golden Corral                                      16
         Jack in the Box                                    16
         Kenny Rogers Roasters                               1
         Pizza Hut                                          35
         Ryan's Family Steak House                           1
         Shoney's                                            1
         TGI Friday's                                        4
         Wendy's                                             4
                                                          ----
              Total                                        110
                                                          ====

         State                                    Number of Properties
         ------                                   --------------------
         California                                         13
         Connecticut                                         2
         Delaware                                            1
         Florida                                             5
         Georgia                                             1
         Idaho                                               1
         Illinois                                            4
         Indiana                                             3
         Iowa                                                1
         Kentucky                                            2
         Michigan                                            5
         Minnesota                                           2
         Missouri                                            4
         Nebraska                                            1
         Nevada                                              1
         New Jersey                                          2
         New Mexico                                          1
         Ohio                                               27
         Oklahoma                                            1
         Oregon                                              1
         Tennessee                                           6
         Texas                                              16
         Washington                                          1
         West Virginia                                       9
                                                          ----
              Total                                        110
                                                          ====


PROPERTY ACQUISITIONS

         Between January 1, 1997 and March 6, 1997, the Company acquired 16 Properties (14 of which are under construction and consist of land and building and two Properties which consist of land building). The Properties are ten Jack in the Box Properties (one in each of Las Vegas, Nevada; Humble and Houston, Texas; Moscow, Idaho; Kent, Washington; and Los Angeles, Hollister, Kingsburg, Murrieta and Palmdale, California), a Shoney's Property (in Indian Harbour Beach, Florida), two Burger King Properties (in Kent, Ohio; and Chattanooga, Tennessee), two Golden Corral Properties (one in each of Winchester and Hopkinsville, Kentucky) and a Denny's Property (in Tampa, Florida).

         The Burger King Property in Kent, Ohio, and the Golden Corral Property in Hopkinsville, Kentucky, were acquired from Affiliates of the Company. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate their acquisition by the Company. The Properties were acquired by the Company for an aggregate purchase price of $1,768,185, representing the cost of the Properties to the Affiliates (including carrying costs) due to the fact that these amounts were less than each Property's appraised value.

         In connection with the purchase of these 16 Properties, the Company, as lessor entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in "Business Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         The purchase prices for the Burger King Property in Chattanooga, Tennessee, and the Golden Corral Property in Hopkinsville, Kentucky, include development fees of $100,000 and $29,379, respectively, to an Affiliate of the Advisor for services provided in connection with the development of the Properties. The Company considers development fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such development fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See "Management Compensation" and "Business - Site Selection and Acquisition of Properties."

         The following table sets forth the location of the 16 Properties consisting of land and building, acquired by the Company, from January 1, 1997 through March 6, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                             PROPERTY ACQUISITIONS
                   From January 1, 1997 through March 6, 1997




                                                                         Lease Expira-
                                               Purchase        Date        tion and
Property Location and Competition              Price (1)     Acquired   Renewal Options
---------------------------------              ---------     --------   ---------------
Jack in the Box (7)                            $1,397,771    01/07/97    01/2015; four
(the "Los Angeles Property")                   (excluding                five-year renewal
Restaurant to be constructed                   closing                   options
                                               costs) (3)(6)
The Los Angeles Property is located at the
northwest corner of the intersection of
Wilshire Boulevard and Sycamore Avenue, in
Los Angeles, Los Angeles County,
California, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the Los
Angeles Property include several
McDonald's, a KFC, several Burger Kings, a
Numero Uno Pizza, a Subway Sandwich Shop,
an El Pollo Loco, a Denny's, a Pizza Hut, a
Taco Bell, and several local restaurants.

Jack in the Box (7)                            $1,248,333    01/07/97    01/2015; four
(the "Las Vegas Property")                     (excluding                five-year renewal
Restaurant to be constructed                   closing                   options
                                               costs) (3)(6)
The Las Vegas Property is located at the
northeast corner of the intersection of
Sunset Road and Pecos Road, in Las Vegas,
Clark County, Nevada, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Las Vegas Property include an Arby's, a
Burger King, a KFC, two Del Tacos, a
McDonald's, a Subway Sandwich Shop, an
Olive Garden, an Outback Steakhouse, two
Taco Bells, a Wendy's, a Dairy Queen, and
several local restaurants.

                                                    Minimum                                     Option
Property Location and Competition                Annual Rent (2)        Percentage Rent       To Purchase
---------------------------------                ---------------        ---------------       -----------
Jack in the Box (7)                              $143,272 (6);          for each lease year,    None
(the "Los Angeles Property")                     increases by 8% after  (i) 5% of annual
Restaurant to be constructed                     the fifth lease year   gross sales minus
                                                 and after every five   (ii) the minimum
The Los Angeles Property is located at the       years thereafter       annual rent for such
northwest corner of the intersection of          during the lease term  lease year (5)
Wilshire Boulevard and Sycamore Avenue, in
Los Angeles, Los Angeles County,
California, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the Los
Angeles Property include several
McDonald's, a KFC, several Burger Kings, a
Numero Uno Pizza, a Subway Sandwich Shop,
an El Pollo Loco, a Denny's, a Pizza Hut, a
Taco Bell, and several local restaurants.

Jack in the Box (7)                              $127,954 (6);          for each lease year,    None
(the "Las Vegas Property")                       increases by 8% after  (i) 5% of annual
Restaurant to be constructed                     the fifth lease year   gross sales minus
                                                 and after every five   (ii) the minimum
The Las Vegas Property is located at the         years thereafter       annual rent for such
northeast corner of the intersection of          during the lease term  lease year (5)
Sunset Road and Pecos Road, in Las Vegas,
Clark County, Nevada, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Las Vegas Property include an Arby's, a
Burger King, a KFC, two Del Tacos, a
McDonald's, a Subway Sandwich Shop, an
Olive Garden, an Outback Steakhouse, two
Taco Bells, a Wendy's, a Dairy Queen, and
several local restaurants.

                                                                         Lease Expira-
                                               Purchase        Date        tion and
Property Location and Competition              Price (1)     Acquired   Renewal Options
---------------------------------              ---------     --------   ---------------
Jack in the Box (7)                            $910,814      01/22/97   01/2015; four
(the "Moscow Property")                        (excluding               five-year renewal
Restaurant to be constructed                   closing                  options
                                               costs) (3)(6)
The Moscow Property is located on the north
side of West Pullman Road and the south
side of A Street in Moscow, Latah County,
Idaho, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Moscow Property include an Arby's, a
McDonald's, and several local restaurants.

Jack in the Box (7)                            $1,259,871    01/22/97   01/2015; four
(the "Kent "1 Property")                       (excluding               five-year renewal
Restaurant to be constructed                   closing                  options
                                               costs) (3)(6)
The Kent #1 Property is located at the
southeast corner of the intersection of
Southeast 272nd Street and Southeast 168th
Place, in Kent, King County, Washington, in
an area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Kent #1 Property include a
KFC/Taco Bell, a Dairy Queen, an Arby's, a
Burger King, and a local restaurant.

                                                    Minimum                                     Option
Property Location and Competition                Annual Rent (2)        Percentage Rent       To Purchase
---------------------------------                ---------------        ---------------       -----------
Jack in the Box (7)                            $93,358 (6); increases   for each lease year,  at any time after
(the "Moscow Property")                        by 8% after the fifth    (i) 5% of annual      the seventh lease
Restaurant to be constructed                   lease year and after     gross sales minus     year
                                               every five years         (ii) the minimum
The Moscow Property is located on the north    thereafter during the    annual rent for such
side of West Pullman Road and the south        lease term               lease year (5)
side of A Street in Moscow, Latah County,
Idaho, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Moscow Property include an Arby's, a
McDonald's, and several local restaurants.

Jack in the Box (7)                            $129,137 (6);            for each lease year,      at any time after
(the "Kent "1 Property")                       increases by 8% after    (i) 5% of annual          the seventh lease
Restaurant to be constructed                   the fifth lease year     gross sales minus         year
                                               and after every five     (ii) the minimum
The Kent #1 Property is located at the         years thereafter         annual rent for such
southeast corner of the intersection of        during the lease term    lease year (5)
Southeast 272nd Street and Southeast 168th
Place, in Kent, King County, Washington, in
an area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Kent #1 Property include a
KFC/Taco Bell, a Dairy Queen, an Arby's, a
Burger King, and a local restaurant.

                                                                         Lease Expira-
                                               Purchase        Date        tion and
Property Location and Competition              Price (1)     Acquired   Renewal Options
---------------------------------              ---------     --------   ---------------
Jack in the Box (7)                            $1,061,819    01/22/97   01/2015; four
(the "Hollister Property")                     (excluding               five-year renewal
Restaurant to be constructed                   closing                  options
                                               costs) (3)(6)
The Hollister Property is located at the
northeast corner of the intersection of
McCray Street and Meridian Street, in
Hollister, San Benito County, California,
in an area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Hollister Property include
a Burger King, a McDonald's, and a local
restaurant.

Jack in the Box (7)                            $1,001,073    01/22/97   01/2015; four
(the "Kingsburg Property")                     (excluding               five-year renewal
Restaurant to be constructed                   closing                  options
                                               costs) (3)(6)
The Kingsburg Property is located at the
southwest quadrant of the intersection of
Sierra Street and Sixth Street, in
Kingsburg, Fresno County, California, in an
area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Kingsburg Property include
a McDonald's, a Taco Bell, a Denny's, a
Burger King, a Subway Sandwich Shop, and
several local restaurants.



                                                  Minimum                                     Option
Property Location and Competition              Annual Rent (2)        Percentage Rent       To Purchase
---------------------------------              ---------------        ---------------       -----------
Jack in the Box (7)                            $108,836 (6);          for each lease year,  at any time after
(the "Hollister Property")                     increases by 8% after  (i) 5% of annual      the seventh lease
Restaurant to be constructed                   the fifth lease year   gross sales minus     year
                                               and after every five   (ii) the minimum
The Hollister Property is located at the       years thereafter       annual rent for such
northeast corner of the intersection of        during the lease term  lease year (5)
McCray Street and Meridian Street, in
Hollister, San Benito County, California,
in an area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Hollister Property include
a Burger King, a McDonald's, and a local
restaurant.

Jack in the Box (7)                            $102,610 (6);          for each lease year,  at any time after
(the "Kingsburg Property")                     increases by 8% after  (i) 5% of annual      the seventh lease
Restaurant to be constructed                   the fifth lease year   gross sales minus     year
                                               and after every five   (ii) the minimum
The Kingsburg Property is located at the       years thereafter       annual rent for such
southwest quadrant of the intersection of      during the lease term  lease year (5)
Sierra Street and Sixth Street, in
Kingsburg, Fresno County, California, in an
area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Kingsburg Property include
a McDonald's, a Taco Bell, a Denny's, a
Burger King, a Subway Sandwich Shop, and
several local restaurants.

                                                                         Lease Expira-
                                               Purchase        Date        tion and
Property Location and Competition              Price (1)     Acquired   Renewal Options
---------------------------------              ---------     --------   ---------------
Shoney's                                       $563,040      01/24/97   01/2017; two
(the "Indian Harbour Beach Property")          (excluding               five-year renewal
Restaurant to be constructed                   closing and              options
                                               development
The Indian Harbour Beach Property is           costs) (3)
located within the northeast quadrant of
South Patrick Drive and Eau Gallie
Boulevard, in Indian Harbour Beach, Brevard
County, Florida, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Indian Harbour Beach Property include a
Wendy's, a Krystal, a Miami Subs, a
McDonald's, an Italian Oven, a Friendly's,
and several local restaurants.

Jack in the Box (7)                            $952,485      01/31/97   01/2015; four
(the "Murrieta Property")                      (excluding               five-year renewal
Restaurant to be constructed                   closing                  options
                                               costs) (3)(6)
The Murrieta Property is located within the
southeast quadrant of Madison Avenue and
Kalmia Street, in Murrieta, Riverside
County, California, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Murrieta Property include a KFC and a
McDonald's.

Jack in the Box (7)                            $296,034      02/03/97   02/2015; four
(the "Humble Property")                        (excluding               five-year renewal
Restaurant to be constructed                   closing and              options
                                               development
The Humble Property is located on the north    costs) (3)
side of Beltway 8 east of Old Humble Road,
in Houston, Harris County, Texas, in an
area of mixed retail, commercial, and
residential development.

                                                  Minimum                                     Option
Property Location and Competition              Annual Rent (2)        Percentage Rent       To Purchase
---------------------------------              ---------------        ---------------       -----------
Shoney's                                       11% of Total Cost (4); for each lease year,  at any time after
(the "Indian Harbour Beach Property")          increases by 10% after 6% of the amount by   the seventh lease
Restaurant to be constructed                   the fifth lease year   which annual gross    year
                                               and after every five   sales exceed
The Indian Harbour Beach Property is           years thereafter       $1,500,000, but are
located within the northeast quadrant of       during the lease term  less than or equal to
South Patrick Drive and Eau Gallie                                    $1,750,000, plus 4%
Boulevard, in Indian Harbour Beach, Brevard                           of the amount by
County, Florida, in an area of mixed                                  which annual gross
retail, commercial, and residential                                   sales exceed
development.  Other fast-food and family-                             $1,750,000
style restaurants located in proximity to
the Indian Harbour Beach Property include a
Wendy's, a Krystal, a Miami Subs, a
McDonald's, an Italian Oven, a Friendly's,
and several local restaurants.

Jack in the Box (7)                            $97,630 (6); increases for each lease year,  at any time after
(the "Murrieta Property")                      by 8% after the fifth  (i) 5% of annual      the seventh lease
Restaurant to be constructed                   lease year and after   gross sales minus     year
                                               every five years       (ii) the minimum
The Murrieta Property is located within the    thereafter during the  annual rent for such
southeast quadrant of Madison Avenue and       lease term             lease year (5)
Kalmia Street, in Murrieta, Riverside
County, California, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Murrieta Property include a KFC and a
McDonald's.

Jack in the Box (7)                            10.75% of Total Cost   for each lease year,  None
(the "Humble Property")                        (4); increases by 8%   (i) 5% of annual
Restaurant to be constructed                   after the fifth lease  gross sales minus
                                               year and after every   (ii) the minimum
The Humble Property is located on the north    five years thereafter  annual rent for such
side of Beltway 8 east of Old Humble Road,     during the lease term  lease year (5)
in Houston, Harris County, Texas, in an
area of mixed retail, commercial, and
residential development.

                                                                         Lease Expira-
                                               Purchase        Date        tion and
Property Location and Competition              Price (1)     Acquired   Renewal Options
---------------------------------              ---------     --------   ---------------
Golden Corral                                  $302,363      02/03/97   02/2012; four
(the "Winchester Property")                    (excluding               five-year renewal
Restaurant to be constructed                   closing and              options
                                               development
The Winchester Property is located on the      costs) (3)
west side of the Winchester Bypass, in
Winchester, Clark County, Kentucky, in an
area of mixed, retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Winchester Property
include a Sonic Drive-In, a Papa John's,
and several local restaurants.

Burger King                                    $872,861      02/03/97   02/2017; four
(the "Kent #2 Property")                       (excluding               five-year renewal
Existing restaurant                            closing                  options
                                               costs)
The Kent #2 Property is located on the east
side of South Water Street, in Kent,
Portage County, Ohio, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Kent #2 Property include a Wendy's, a
Papa John's, two McDonald's, a Dairy Queen,
and a local restaurant.


                                                  Minimum                                     Option
Property Location and Competition              Annual Rent (2)        Percentage Rent       To Purchase
---------------------------------              ---------------        ---------------       -----------
Golden Corral                                  10.75% of Total Cost   for each lease year,  during the first
(the "Winchester Property")                    (4)                    5% of the amount by   through seventh
Restaurant to be constructed                                          which annual gross    lease years and
                                                                      sales exceed          the tenth through
The Winchester Property is located on the                             $2,161,048 (5)        fifteenth lease
west side of the Winchester Bypass, in                                                      years only
Winchester, Clark County, Kentucky, in an
area of mixed, retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Winchester Property
include a Sonic Drive-In, a Papa John's,
and several local restaurants.

Burger King                                    $89,688; increases by  for each lease year,  during the
(the "Kent #2 Property")                       5% after the fifth     (i) 6% of annual      eighth, ninth,
Existing restaurant                            lease year and by 10%  gross sales minus     tenth, eleventh
                                               after the tenth lease  (ii) the minimum      and twelfth lease
The Kent #2 Property is located on the east    year and after every   annual rent for such  years only
side of South Water Street, in Kent,           five years thereafter  lease year
Portage County, Ohio, in an area of mixed      during the lease term
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Kent #2 Property include a Wendy's, a
Papa John's, two McDonald's, a Dairy Queen,
and a local restaurant.

                                                                         Lease Expira-
                                               Purchase        Date        tion and
Property Location and Competition              Price (1)     Acquired   Renewal Options
---------------------------------              ---------     --------   ---------------
Burger King                                    $791,984      02/10/97   02/2017; two
(the "Chattanooga Property")                   (excluding               five-year renewal
Restaurant to be renovated                     closing and              options
                                               development
The Chattanooga Property is located on the     costs) (3)
southwest corner of Hamilton Place
Boulevard and Bams Drive, in Chattanooga,
Hamilton County, Tennessee, in an area of
mixed retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Chattanooga Property include a
Krystal's, an Arby's, a Taco Bell, an Olive
Garden, a Wendy's, a McDonald's, and
several local restaurants.

Denny's                                        $1,038,037    02/11/97   02/2017; two
(the "Tampa Property")                         (excluding               five-year renewal
Restaurant to be renovated                     closing                  options
                                               costs) (3)(6)
The Tampa Property is located at the
southeast quadrant of the intersection of
U.S. Highway 301 and Interstate 4, in
Tampa, Hillsborough County, Florida, in an
area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Tampa Property include a
Waffle House and a Subway Sandwich Shop.

                                                  Minimum                                     Option
Property Location and Competition              Annual Rent (2)        Percentage Rent       To Purchase
---------------------------------              ---------------        ---------------       -----------
Burger King                                    11% of Total Cost (4)  for each lease year,  None
(the "Chattanooga Property")                                          (i) 8.5% of annual
Restaurant to be renovated                                            gross sales minus
                                                                      (ii) the minimum
The Chattanooga Property is located on the                            annual rent for such
southwest corner of Hamilton Place                                    lease year
Boulevard and Bams Drive, in Chattanooga,
Hamilton County, Tennessee, in an area of
mixed retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Chattanooga Property include a
Krystal's, an Arby's, a Taco Bell, an Olive
Garden, a Wendy's, a McDonald's, and
several local restaurants.

Denny's                                        $110,291 (6);          for each lease year,  during the
(the "Tampa Property")                         increases by 11% after (i) 5% of annual      eighth, tenth,
Restaurant to be renovated                     the fifth lease year   gross sales minus     and twelfth lease
                                               and after every five   (ii) the minimum      years only
The Tampa Property is located at the           years thereafter       annual rent for such
southeast quadrant of the intersection of      during the lease term  lease year
U.S. Highway 301 and Interstate 4, in
Tampa, Hillsborough County, Florida, in an
area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Tampa Property include a
Waffle House and a Subway Sandwich Shop.


                                                                         Lease Expira-
                                               Purchase        Date        tion and
Property Location and Competition              Price (1)     Acquired   Renewal Options
---------------------------------              ---------     --------   ---------------
Jack in the Box (7)                            $1,125,244    02/11/97   02/2015; four
(the "Palmdale Property")                      (excluding               five-year renewal
Restaurant to be constructed                   closing                  options
                                               costs) (3)(6)
The Palmdale Property is located at the
southeast corner of Avenue P and Antelope
Valley Freeway 14, in Palmdale, Los Angeles
County, California, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Palmdale Property include a McDonald's,
a Taco Bell, an Applebee's, a Boston
Market, a Chili's, and several local
restaurants.

Jack in the Box (7)                            $861,735      02/11/97   02/2015; four
(the "Houston #3 Property")                    (excluding               five-year renewal
Restaurant to be constructed                   closing                  options
                                               costs) (3)(6)
The Houston #3 Property is located on the
northwest corner of Airport Boulevard and
Ruthby Street, in Houston, Harris County,
Texas, in an area of mixed retail,
commercial, and residential development.

Golden Corral                                  $895,324      02/19/97   09/2016; two
(the "Hopkinsville Property")                  (excluding               five-year renewal
Existing restaurant                            closing                  options
                                               costs)
The Hopkinsville Property is located on the
west side of Clinic Drive within the
quadrant formed by nearby Pennyrile Parkway
and U.S. Route 41A, in Hopkinsville,
Christian County, Kentucky, in an area of
mixed retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Hopkinsville Property include several
local restaurants.

                                                  Minimum                                     Option
Property Location and Competition              Annual Rent (2)        Percentage Rent       To Purchase
---------------------------------              ---------------        ---------------       -----------
Jack in the Box (7)                            $115,337 (6);          for each lease year,  at any time after
(the "Palmdale Property")                      increases by 8% after  (i) 5% of annual      the seventh lease
Restaurant to be constructed                   the fifth lease year   gross sales minus     year
                                               and after every five   (ii) the minimum
The Palmdale Property is located at the        years thereafter       annual rent for such
southeast corner of Avenue P and Antelope      during the lease term  lease year (5)
Valley Freeway 14, in Palmdale, Los Angeles
County, California, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Palmdale Property include a McDonald's,
a Taco Bell, an Applebee's, a Boston
Market, a Chili's, and several local
restaurants.

Jack in the Box (7)                            $88,328 (6); increases for each lease year,  at any time after
(the "Houston #3 Property")                    by 8% after the fifth  (i) 5% of annual      the seventh lease
Restaurant to be constructed                   lease year and after   gross sales minus     year
                                               every five years       (ii) the minimum
The Houston #3 Property is located on the      thereafter during the  annual rent for such
northwest corner of Airport Boulevard and      lease term             lease year (5)
Ruthby Street, in Houston, Harris County,
Texas, in an area of mixed retail,
commercial, and residential development.

Golden Corral                                  $141,912; increases by for each lease year,  at any time after
(the "Hopkinsville Property")                  12% after the fifth    (i) 6% of annual      the seventh lease
Existing restaurant                            lease year and after   gross sales minus     year
                                               every five years       (ii) the minimum
The Hopkinsville Property is located on the    thereafter during the  annual rent for such
west side of Clinic Drive within the           lease term             lease year
quadrant formed by nearby Pennyrile Parkway
and U.S. Route 41A, in Hopkinsville,
Christian County, Kentucky, in an area of
mixed retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Hopkinsville Property include several
local restaurants.

--------------------
FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

         Property                          Federal Tax Basis
         --------                          -----------------
         Los Angeles Property                  $567,000
         Las Vegas Property                     592,000
         Moscow Property                        744,000
         Kent #1 Property                       596,000
         Hollister Property                     586,000
         Kingsburg Property                     642,000
         Indian Harbour Beach Property          474,000
         Murrieta Property                      617,000
         Humble Property                        627,000
         Winchester Property                    910,000
         Kent #2 Property                       686,000
         Chattanooga Property                   473,000
         Tampa Property                         695,000
         Palmdale Property                      559,000
         Houston #3 Property                    543,000
         Hopkinsville Property                  880,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Humble Property, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease or (ii) the date the restaurant opens for business to the public. For the Winchester Property, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public or (iii) 180 days after execution of the lease. For the Chattanooga Property, minimum annual rent will become due and payable on the possession date, which is June 24, 1997 (the "Possession
         Date"). During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Humble Property, as described above, the tenant shall pay monthly "interim rent" equal to 10.75% per annum of the amount funded by the Company in connection with the purchase and construction of the Property. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Winchester Property, as described above, "interim rent" equal to ten percent per annum of the amount funded by the Company in connection with the purchase and construction of the Property shall accrue and shall be payable in a single lump sum on the date minimum annual rent becomes payable for this Property.

(3) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:


         Property                          Estimated Maximum Cost   Estimated Final Completion Date
         --------                          ----------------------   -------------------------------
         Los Angeles Property                     $1,397,771                     July 6, 1997
         Las Vegas Property                        1,248,333                     July 6, 1997
         Moscow Property                             910,814                     July 21, 1997
         Kent #1 Property                          1,259,871                     July 21, 1997
         Hollister Property                        1,061,819                     July 21, 1997
         Kingsburg Property                        1,001,073                     July 21, 1997
         Indian Harbour Beach Property               676,041                     July 23, 1997
         Murrieta Property                           952,485                     July 30, 1997
         Humble Property                             912,409                     August 2, 1997
         Winchester Property                       1,272,678                     August 2, 1997
         Chattanooga Property                      1,202,224                     June 24, 1997
         Tampa Property                            1,038,037                     August 10, 1997
         Palmdale Property                         1,125,244                     August 10, 1997
         Houston #3 Property                         861,735                     August 10, 1997


(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The lessee of the Los Angeles, Las Vegas, Moscow, Kent #1, Hollister, Kingsburg, Murrieta, Humble, Palmdale and Houston #3 Properties is the same unaffiliated lessee.

PENDING INVESTMENTS

         As of March 6, 1997, the Company had initial commitments to acquire 26 properties, including 12 properties consisting of land and building, five properties consisting of building only and nine properties consisting of land only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 26 of these properties are expected to be entered into on substantially the same terms described in "Business - Description of Property Leases," except as described below.

         In connection with the nine Pizza Hut properties consisting of land only, the Company anticipates acquiring the land and leasing it to the tenant, Castle Hill, pursuant to a master lease agreement for these nine properties. The tenant is expected to own the buildings for these nine properties. In connection therewith, the Company anticipates providing mortgage financing to the tenant which will be collateralized by the building improvements. If the mortgage note is executed, it is expected to be executed under substantially the same terms described in "Business - Mortgage Loans."

         In addition, the Company has an initial commitment to provide mortgage financing for two additional Pizza Hut properties in Weirton, West Virginia, and Wintersville, Ohio, which will be collateralized by the building improvements. The Company does not expect to own the land for these two properties. If the mortgage note is executed, it is expected to be executed under substantially the same terms described in "Business - Mortgage Loans."

         In connection with the Black-eyed Pea properties in Bedford, Dallas and Fort Worth, Texas; Oklahoma City, Oklahoma; and Scottsdale, Arizona, the Company anticipates owning only the buildings and not the underlying land. However, the Company anticipates entering into landlord estoppel agreements with the landlords of the land and collateral assignments of the ground leases with the lessees in order to provide the Company with certain rights with respect to the land on which the buildings are located.

         Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                                     Lease Term and
Property                             Renewal Options                     Minimum Annual Rent
--------                             ---------------                     -------------------
Bennigan's                        15 years; three five-year renewal     10.375% of the Company's total
Arvada, CO                        options                               cost to purchase the property;
Existing restaurant                                                     increases by 10% after the
                                                                        fifth lease year and after
                                                                        every five years thereafter
                                                                        during the lease term

Black-eyed Pea (3)                16 years                              12.83% of the Company's total
Bedford, TX                                                             cost to purchase the building
Existing restaurant

Black-eyed Pea (3)                19 years                              12.12% of the Company's total
Dallas, TX                                                              cost to purchase the building
Existing restaurant

Black-eyed Pea (3)                14 years                              13.59% of the Company's total
Fort Worth, TX                                                          cost to purchase the building
Existing restaurant

Black-eyed Pea (3)                15 years                              13.24% of the Company's total
Oklahoma City, OK                                                       cost to purchase the building
Existing restaurant

Black-eyed Pea (3)                14 years                              13.66% of Total Cost (1)
Scottsdale, AZ
Restaurant to be renovated

Burger King                       20 years; two five-year renewal       11% of Total Cost (1)
Ooltewah, TN                      options
Restaurant to be constructed


Golden Corral                     15 years; four five-year renewal      10.75% of Total Cost (1)
Jacksonville, FL                  options
Restaurant to be constructed




Property                                 Percentage Rent               Options to Purchase
--------                                 ---------------               -------------------
Bennigan's                          for each lease year, (i) 6%       at any time after lease
Arvada, CO                          of annual gross sales minus       year five
Existing restaurant                 (ii) the minimum annual rent
                                    for such lease year

Black-eyed Pea (3)                  None                              (6)
Bedford, TX
Existing restaurant

Black-eyed Pea (3)                  None                              (6)
Dallas, TX
Existing restaurant

Black-eyed Pea (3)                  None                              (6)
Fort Worth, TX
Existing restaurant

Black-eyed Pea (3)                  None                              (6)
Oklahoma City, OK
Existing restaurant

Black-eyed Pea (3)                  None                              (6)
Scottsdale, AZ
Restaurant to be renovated

Burger King                         for each lease year, (i) 8.5%     None
Ooltewah, TN                        of annual gross sales minus
Restaurant to be constructed        (ii) the minimum annual rent
                                    for such lease year

Golden Corral                       for each lease year, 5% of        during the first through
Jacksonville, FL                    the amount by which annual        seventh lease years and the
Restaurant to be constructed        gross sales exceed a to be        tenth through fifteenth
                                    determined breakpoint             lease years only



                                     Lease Term and
Property                             Renewal Options                     Minimum Annual Rent
--------                             ---------------                     -------------------
IHOP                              20 years; three five-year renewal     10.125% of the Company's total
Fairfax, VA                       options                               cost to purchase the property;
Existing restaurant                                                     increases by 10% after the
                                                                        fifth lease year and after
                                                                        every five years thereafter
                                                                        during the lease term

IHOP                              20 years; three five-year renewal     10.125% of the Company's total
Hollywood, CA                     options                               cost to purchase the property;
Existing restaurant                                                     increases by 10% after the
                                                                        fifth lease year and after
                                                                        every five years thereafter
                                                                        during the lease term

IHOP                              20 years; three five-year renewal     10.125% of the Company's total
Leesburg, VA                      options                               cost to purchase the property;
Existing restaurant                                                     increases by 10% after the
                                                                        fifth lease year and after
                                                                        every five years thereafter
                                                                        during the lease term

Jack in the Box                   18 years; four five-year renewal      10.25% of Total Cost (1);
Bacliff, TX                       options                               increases by 8% after the fifth
Restaurant to be constructed                                            lease year and after every five
                                                                        years thereafter during the
                                                                        lease term

Jack in the Box                   18 years; four five-year renewal      10.25% of Total Cost (1);
Enunclaw, WA                      options                               increases by 8% after the fifth
Restaurant to be constructed                                            lease year and after every five
                                                                        years thereafter during the
                                                                        lease term

Jack in the Box                   18 years; four five-year renewal      10.25% of Total Cost (1);
Fresno, CA                        options                               increases by 8% after the fifth
Restaurant to be constructed                                            lease year and after every five
                                                                        years thereafter during the
                                                                        lease term



Property                                Percentage Rent               Options to Purchase
--------                                ---------------               -------------------
IHOP                               for each lease year, (i) 4%       during the eleventh lease
Fairfax, VA                        of annual gross sales minus       year and at the end of the
Existing restaurant                (ii) the minimum annual rent      initial lease term
                                   for such lease year



IHOP                               for each lease year, (i) 4%       during the eleventh lease
Hollywood, CA                      of annual gross sales minus       year and at the end of the
Existing restaurant                (ii) the minimum annual rent      initial lease term
                                   for such lease year



IHOP                               for each lease year, (i) 4%       during the eleventh lease
Leesburg, VA                       of annual gross sales minus       year and at the end of the
Existing restaurant                (ii) the minimum annual rent      initial lease term
                                   for such lease year



Jack in the Box                    for each lease year, (i) 5%       at any time after the
Bacliff, TX                        of annual gross sales minus       seventh lease year (2)
Restaurant to be constructed       (ii) the minimum annual rent
                                   for such lease year


Jack in the Box                    for each lease year, (i) 5%       at any time after the
Enunclaw, WA                       of annual gross sales minus       seventh lease year (2)
Restaurant to be constructed       (ii) the minimum annual rent
                                   for such lease year


Jack in the Box                    for each lease year, (i) 5%       at any time after the
Fresno, CA                         of annual gross sales minus       seventh lease year (2)
Restaurant to be constructed       (ii) the minimum annual rent
                                   for such lease year




                                     Lease Term and
Property                             Renewal Options                     Minimum Annual Rent
--------                             ---------------                     -------------------
Jack in the Box                   18 years; four five-year renewal      10.25% of Total Cost (1);
Houston, TX (#4)                  options                               increases by 8% after the fifth
Restaurant to be constructed                                            lease year and after every five
                                                                        years thereafter during the
                                                                        lease term

Jack in the Box                   18 years; four five-year renewal      10.25% of Total Cost (1);
Oxnard, CA                        options                               increases by 8% after the fifth
Restaurant to be constructed                                            lease year and after every five
                                                                        years thereafter during the
                                                                        lease term

Pizza Hut (4)(5)                  20 years; two ten-year renewal        10.50% of the Company's total
Bolivar, OH                       options                               cost to purchase the land;
Land only                                                               increases by 10% after the
                                                                        fifth and tenth lease years and
                                                                        12% after the fifteenth lease
                                                                        year

Pizza Hut (4)(5)                  20 years; two ten-year renewal        10.50% of the Company's total
Carrolton, OH                     options                               cost to purchase the land;
Land only                                                               increases by 10% after the
                                                                        fifth and tenth lease years and
                                                                        12% after the fifteenth lease
                                                                        year

Pizza Hut (4)(5)                  20 years; two ten-year renewal        10.50% of the Company's total
Dover, OH                         options                               cost to purchase the land;
Land only                                                               increases by 10% after the
                                                                        fifth and tenth lease years and
                                                                        12% after the fifteenth lease
                                                                        year

Pizza Hut (4)(5)                  20 years; two ten-year renewal        10.50% of the Company's total
Millersburg, OH                   options                               cost to purchase the land;
Land only                                                               increases by 10% after the
                                                                        fifth and tenth lease years and
                                                                        12% after the fifteenth lease
                                                                        year

Pizza Hut (4)(5)                  20 years; two ten-year renewal        10.50% of the Company's total
New Philadelphia, OH              options                               cost to purchase the land;
Land only                                                               increases by 10% after the fifth
                                                                        and tenth lease years and 12%
                                                                        after the fifteenth lease year



Property                               Percentage Rent               Options to Purchase
--------                               ---------------               -------------------
Jack in the Box                   for each lease year, (i) 5%       at any time after the
Houston, TX (#4)                  of annual gross sales minus       seventh lease year (2)
Restaurant to be constructed      (ii) the minimum annual rent
                                  for such lease year


Jack in the Box                   for each lease year, (i) 5%       at any time after the
Oxnard, CA                        of annual gross sales minus       seventh lease year (2)
Restaurant to be constructed      (ii) the minimum annual rent
                                  for such lease year


Pizza Hut (4)(5)                  None                              at any time after the
Bolivar, OH                                                         seventh lease year
Land only




Pizza Hut (4)(5)                  None                              at any time after the
Carrolton, OH                                                       seventh lease year
Land only




Pizza Hut (4)(5)                  None                              at any time after the
Dover, OH                                                           seventh lease year
Land only




Pizza Hut (4)(5)                  None                              at any time after the
Millersburg, OH                                                     seventh lease year
Land only




Pizza Hut (4)(5)                  None                              at any time after the
New Philadelphia, OH                                                seventh lease year
Land only



                                     Lease Term and
Property                             Renewal Options                     Minimum Annual Rent
--------                             ---------------                     -------------------
Pizza Hut (4)(5)                  20 years; two ten-year renewal        10.50% of the Company's total
New Philadelphia-West, OH         options                               cost to purchase the land;
Land only                                                               increases by 10% after the
                                                                        fifth and tenth lease years and
                                                                        12% after the fifteenth lease
                                                                        year

Pizza Hut (4)(5)                  20 years; two ten-year renewal        10.50% of the Company's total
Steubenville, OH                  options                               cost to purchase the land;
Land only                                                               increases by 10% after the
                                                                        fifth and tenth lease years and
                                                                        12% after the fifteenth lease
                                                                        year

Pizza Hut (4)(5)                  20 years; two ten-year renewal        10.50% of the Company's total
Uhrichsville, OH                  options                               cost to purchase the land;
Land only                                                               increases by 10% after the
                                                                        fifth and tenth lease years and
                                                                        12% after the fifteenth lease
                                                                        year

Pizza Hut (4)(5)                  20 years; two ten-year renewal        10.50% of the Company's total
Wellsburg, WV                     options                               cost to purchase the land;
Land only                                                               increases by 10% after the
                                                                        fifth and tenth lease years and
                                                                        12% after the fifteenth lease
                                                                        year

Shoney's                          20 years; two five-year renewal       11% of Total Cost; increases by
Phoenix, AZ                       options                               10% after the fifth lease year
Restaurant to be constructed                                            and after every five years
                                                                        thereafter during the lease
                                                                        term (1)




Property                               Percentage Rent               Options to Purchase
--------                               ---------------               -------------------
Pizza Hut (4)(5)                  None                              at any time after the
New Philadelphia-West, OH                                           seventh lease year
Land only




Pizza Hut (4)(5)                  None                              at any time after the
Steubenville, OH                                                    seventh lease year
Land only




Pizza Hut (4)(5)                  None                              at any time after the
Uhrichsville, OH                                                    seventh lease year
Land only




Pizza Hut (4)(5)                  None                              at any time after the
Wellsburg, WV                                                       seventh lease year
Land only




Shoney's                          for each lease year, (i) 6%       at any time after the
Phoenix, AZ                       of annual gross sales minus       seventh lease year
Restaurant to be constructed      (ii) the minimum annual rent
                                  for such lease year

---------------------
FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease relating to this property is a land lease only. The Company anticipates entering into a master mortgage note receivable collateralized by the Bolivar, Carrolton, Dover, Millersburg, New Philadelphia, New Philadelphia-West, Steubenville and Uhrichsville, Ohio, and Wellsburg, West Virginia building improvements.

(5) The Company anticipates entering into a master lease agreement for the Bolivar, Carrolton, Dover, Millersburg, New Philadelphia, New Philadelphia-West, Steubenville and Uhrichsville, Ohio, and Wellsburg, West Virginia properties.

(6) The Company anticipates conveying the building to the tenant at the end of the lease term for $1.

DESCRIPTION OF PROPERTIES

         The 110 Properties owned by the Company as of March 6, 1997 conform generally to the following specifications of size, cost, and type of land and buildings and based on these Properties and on past experience and knowledge of the fast-food, family-style, and casual dining restaurant industry, the Advisor expects that the Properties purchased by the Company with the remaining proceeds of the Initial Offering and with the proceeds of this offering will also conform generally to the following specifications. These specifications may vary substantially if the Company invests in any full-service restaurant Properties.

BORROWING

         The Company has obtained a $15,000,000 Loan to be used by the Company to fund Secured Equipment Leases. As of March 6, 1997, approximately $5,203,000 had been advanced under the Loan to fund 12 Secured Equipment Leases, the commitment fee, legal fees and closing costs related to the Loan. The Board of Directors may determine to obtain additional financing to be used by the Company to fund Secured Equipment Leases, provided that the amount of such additional financing may not exceed 10% of Gross Proceeds of this offering and gross proceeds of any subsequent offering.


                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Exhibit B to this Prospectus.

                                                                      May 2,
                                                                    1994 (Date
                                                                   of Inception)
                                               Year Ended             through
                                               December 31,        December 31,
                                           1996          1995          1994
                                       ------------  ------------  -----------

 Revenues                                $6,206,684   $  659,131    $   -
 Net earnings                             4,745,962      368,779        -
 Cash distributions declared (1)          5,436,072      638,618        -
 Funds from operations (2)                5,257,040      469,097        -
 Earnings per Share                            0.59         0.19        -
 Cash distributions declared per Share         0.71         0.34        -
 Weighted average number of Shares
    outstanding (3)                       8,071,670    1,898,350        -


                                       December 31,   December 31,  December 31,
                                           1996           1995          1994
                                       ------------   ------------  ------------
 Total assets                          $134,825,048   $33,603,084   $   929,585
 Total equity                           122,867,427    31,980,648       200,000


(1) Approximately 11 percent and 40 percent of cash distributions ($0.06 and $0.14 per Share) for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively, represents a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis. The Company has not treated such amount as a return of capital for purposes of calculating the stockholders' Invested Capital and the Stockholders' 8% Return, as described in the Prospectus.

(2) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of NAREIT and as used herein, means net earnings determined in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto.

(3) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION OF THE COMPANY

INTRODUCTION

         The Company is a Maryland corporation that was organized on May 2, 1994, to acquire Properties, directly or indirectly through Joint Venture or co-tenancy arrangements, to be leased on a long-term, "triple-net" basis to operators of certain Restaurant Chains. In addition, the Company may provide Mortgage Loans for the purchase of buildings, generally by borrowers that lease the underlying land from the Company. To a lesser extent, the Company may offer Secured Equipment Leases to operators of Restaurant Chains.

LIQUIDITY AND CAPITAL RESOURCES

         The Company was formed in May 1994, at which time the Company received initial capital contributions of $200,000 for 20,000 shares of common stock from the Advisor. In April 1995, the Company commenced the Initial Offering of its shares of common stock, the net proceeds of which are used to invest in Properties and Mortgage Loans. The Company also registered 1,500,000 shares ($15,000,000) to be available for stockholders who elect to participate in the Company's Reinvestment Plan. As of December 31, 1996, the Company had received subscription proceeds of $139,247,149 (13,924,715 shares) from the Initial Offering, including $591,765 (59,177 shares) through the Reinvestment Plan.

         As of December 31, 1996, net proceeds to the Company from its Initial Offering of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses, totalled $123,807,376. Approximately $93,000,000 of such amount had been used to invest, or committed for investment, in 94 Properties (nine of which were under construction as of December 31, 1996), in providing mortgage financing of $12,847,000 and to pay acquisition fees to the Advisor totalling $6,266,122 and certain acquisition expenses as of December 31, 1996. The Company acquired 13 of the 94 Properties from Affiliates, for purchase prices totalling approximately $9,230,000. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the Affiliate (including carrying costs) or the Property's appraised value.

         In connection with the nine Properties under construction at December 31, 1996, the Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company had agreed to pay was approximately $11,749,700, of which approximately $7,495,200 in land and other costs had been incurred as of December 31, 1996. The buildings under construction as of December 31, 1996, are expected to be operational by August 1997. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.

         Following completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. Of the 27,500,000 Shares being offered, 2,500,000 are available only to stockholders purchasing through the Reinvestment Plan. Until such time, if any, that the stockholders approve an increase in the number of authorized shares of common stock of the Company, this offering will be limited to 4,800,000 Shares. The Board of Directors will submit for a vote of the stockholders at a meeting to be held on April 4, 1997, a resolution to increase the number of authorized shares of common stock of the Company from 20,000,000 to 75,000,000. Net proceeds from this offering will also be invested in Properties and Mortgage Loans. The Company is expected to have a total portfolio of approximates 400 to 450 Properties if the maximum number of Shares are sold. Management believes that the increase in the amount of assets of the Company that will result from this offering will increase the diversification of the Company's assets and the likelihood of listing the Company's shares of common stock on a national securities exchange or over-the-counter market, although there is no assurance that listing will occur.

         As of March 6, 1997, the Company had received aggregate subscription proceeds of $14,243,060 (1,424,306 Shares). Net proceeds to the Company, after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses, totalled approximately $12,600,000. As of March 6, 1997, $640,938 of such amount had been incurred in Acquisition Fees to the Advisor and the balance was available for investment in Properties and Mortgage Loans.

         As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. As of March 6, 1997, the Company had invested or committed for investment approximately $111,100,000 of net proceeds from the Initial Offering in 110 Properties, in providing mortgage financing to the tenants of the 35 Properties consisting of land only through Mortgage Loans, and in paying acquisition fees to the Advisor totalling $6,776,629 and certain acquisition expenses, leaving approximately $22,900,000 in net offering proceeds from the Initial Offering available for investment in Properties and Mortgage Loans. The Company expects to use such amount and Net Offering Proceeds from this offering to purchase additional Properties, to fund construction costs relating to the Properties under construction, and to make Mortgage Loans.

         The number of Properties to be acquired and Mortgage Loans to be entered into will depend upon the amount of Net Offering Proceeds available to the Company. The Company presently is negotiating to acquire additional Properties, but as of March 6, 1997, had not acquired any such Properties.

         The Company plans to obtain short-term financing (the "Line of Credit") in an amount up to $20,000,000, the proceeds of which will be used to acquire Properties. Management believes that, during the offering period, the Line of Credit will allow the Company to take advantage of investment opportunities that might otherwise be lost if the Company was forced to delay making the investments until it had raised a sufficient amount of offering proceeds. In addition, management believes that the use of the Line of Credit will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs as a result of an affiliate of the Advisor purchasing Properties, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunity for the Company, and the Company subsequently purchasing the Properties from the affiliate. The Line of Credit will be repaid from the proceeds of the Company's offerings. No Properties will be encumbered in connection with the Line of Credit. The Company is engaged in preliminary discussions with potential lenders but has not yet obtained a commitment letter for the Line of Credit and may not be able to obtain the Line of Credit on satisfactory terms.

         In March 1996, the Company entered into the Loan with a bank, the proceeds of which are used by the Company to offer Secured Equipment Leases. The Loan provides that the Company will be able to receive advances limited to $15,000,000 until March 4, 1998. Generally, advances under the Loan will be fully amortizing term loans repayable in terms equal to the duration of the Secured Equipment Leases, but in no event greater than 72 months. Generally, all advances under the Loan will bear interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan) or (ii) a rate per annum equal to the bank's prime rate, whichever the Company selects at the time advances are made. As a condition of obtaining the Loan, the Company agreed to grant to the bank a first security interest in the Secured Equipment Leases. In connection with the Loan, the Company incurred a commitment fee, legal fees and closing costs of $53,533 relating to the Loan.

         During 1996, the Company entered into interest rate swap agreements with a commercial bank to reduce the impact of changes in interest rates on its floating rate long-term debt. These agreements effectively change the Company's interest rate exposure on notional amounts totalling approximately $2,110,000 of the outstanding floating rate notes to fixed rates ranging from 8.75% to nine percent per annum. The notional amounts of the interest rate swap agreements amortize over the period of the agreements which approximate the term of the related notes. The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreements. However, the Company does not anticipate nonperformance by the counterparty.

         As of December 31, 1996, the Company had obtained advances totalling $3,666,896 under the Loan, the proceeds of which were used to fund nine Secured Equipment Leases (including three partially funded Secured Equipment Leases as of December 31, 1996) and to pay loan costs. As of March 6, 1997, the Company had entered into a total of 12 Secured Equipment Leases and in connection therewith had received advances under the Loan, including amounts to fund loan costs, totalling $5,203,000. The Company intends to limit the amount of Secured Equipment Leases it enters into to $15,000,000 available under the Loan. The Board of Directors may determine to obtain additional financing to be used by the Company to fund Secured Equipment Leases, provided that the amount of such additional financing may not exceed 10% of Gross Proceeds of this offering and gross proceeds of any subsequent offering.

         Properties are and will be leased on a triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's operating expenses. For these reasons, no short-term or long-term liquidity problems currently are anticipated by management.

         Until Properties are acquired, or Mortgage Loans are entered into, net offering proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At December 31, 1996, the Company had $42,450,088 invested in such short-term investments as compared to $11,508,445 at December 31, 1995. The increase in the amount invested in short-term investments reflects subscription proceeds derived from the sale of shares through the Initial Offering during the year ended December 31, 1996. These funds will be used primarily to purchase and develop or renovate Properties (directly or indirectly through joint venture arrangements), to make Mortgage Loans, to pay offering and acquisition costs, to pay Distributions to stockholders, to meet Company expenses and, in management's discretion, to create cash reserves.

         During the years ended December 31, 1996 and 1995, and the period May 2, 1994 (date of inception) through December 31, 1994, Affiliates of the Company incurred on behalf of the Company $804,617, $2,084,145 and $461,866, respectively, for certain offering expenses in connection with its Initial Offering. In addition, during the years ended December 31, 1996 and 1995, Affiliates of the Company incurred on behalf of the Company $206,103 and $131,629 for certain acquisition expenses and $243,402 and $54,234 for certain operating expenses. As of December 31, 1996, the Company owed the Advisor and its Affiliates $997,084 for such amounts, unpaid fees, and accounting and administrative expenses. The Advisor has agreed to pay or reimburse to the Company all Offering Expenses in excess of three percent of gross offering proceeds.

         During the years ended December 31, 1996 and 1995, the Company generated cash from operations (which includes cash received from tenants and interest and other income received, less cash paid for operating expenses) of $5,482,540 and $498,459, respectively. Based on current and anticipated future cash from operations, the

Company declared Distributions to the stockholders of $5,436,072 and $638,618 during 1996 and 1995, respectively. On January 1, 1997, February 1, 1997, and March 1, 1997, the Company declared Distributions to its stockholders totalling $827,967, $884,794 and $980,571, respectively, payable in March 1997. For the years ended December 31, 1996 and 1995, 90.25% and 59.82%, respectively, of the Distributions received by stockholders were considered to be ordinary income and 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. However, no amounts distributed or to be distributed to the stockholders as of March 6, 1997, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their Invested Capital.

         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property. The Company's investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who meet specified financial standards is expected to minimize the Company's Operating Expenses. During the operational stage, management believes that the leases will continued to generate cash flow in excess of Operating Expenses. Since the leases are expected generally to have an initial term of 15 to 20 years, with two or more five-year renewal options, and provide for specified percentage rent in addition to the annual base rent and, in certain cases, increases in the base rent at specified times during the terms of the leases, it is anticipated that rental income will increase over time.

         Due to the fact that the Properties are leased on a long-term, triple-net basis, management does not believe that working capital reserves will be necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management expects that the cash generated from operations will be adequate to pay Operating Expenses.

RESULTS OF OPERATIONS

         No significant operations commenced until the Company received the minimum offering proceeds of $1,500,000 on June 1, 1995.

         As of December 31, 1996, the Company and its consolidated joint venture, CNL/Corral South Joint Venture, had purchased and entered into long-term, triple-net leases for 94 Properties. The leases provide for minimum base annual rental payments (payable in monthly installments) ranging from approximately $61,700 to $467,500. In addition, certain leases provide for percentage rent based on sales in excess of a specified amount. The majority of the leases also provide that, commencing in generally the sixth lease year, the annual base rent required under the terms of the leases will increase. In connection therewith, the Company earned a total of $4,357,298 and $539,776, in rental income from operating leases, earned income from the direct financing leases and contingent rental income from 85 Properties and six Secured Equipment Leases in 1996 and from 16 Properties in 1995, respectively. Because the Company did not commence significant operations until it received the minimum offering proceeds from its Initial Offering on June 1, 1995, and has not yet acquired all of its Properties, revenues for the year ended December 31, 1996, represent only a portion of revenues which the Company is expected to earn in future years as the Company acquires additional Properties and the construction Properties acquired during 1996 become operational.

         During 1996, the Company entered into three Mortgage Loans in the principal sum of $12,847,000, collateralized by mortgages on the buildings relating to 35 Pizza Hut Properties. The Mortgage Loans bear interest at a rate of 10.75% per annum and are being collected in 240 equal monthly installments totalling $130,427. In connection therewith, the Company earned $1,069,349 in interest income relating to such Mortgage Loans during 1996.

         During 1996, two of the Company's lessees and borrowers, or groups of affiliated lessees and borrowers, Castle Hill Holdings V, L.L.C., Castle Hill Holdings VI, L.L.C. and Castle Hill Holdings VII, L.L.C. (hereinafter referred to as Castle Hill), and Golden Corral Corporation, each contributed more than ten percent of the Company's total rental and interest income relating to its Properties, Mortgage Loans and Secured Equipment Leases. Castle

Hill is the lessee under leases relating to the land portion of 35 restaurants and is the borrower on Mortgage Loans relating to the buildings on such Properties. Golden Corral Corporation is the lessee under leases relating to seven restaurants. In addition, three Restaurant Chains, Pizza Hut, Golden Corral Family Steakhouse and Boston Market, each accounted for more than ten percent of the Company's total rental and interest income relating to its Properties, Mortgage Loans and Secured Equipment Leases in 1996. Because the Company has not yet completed its investment in Properties and Mortgage Loans, it is not possible to determine which lessees, borrowers or Restaurant Chains will contribute more than ten percent of the Company's rental and interest income during 1997 and subsequent years. In the event that certain lessees, borrowers or Restaurant Chains contribute more than ten percent of the Company's total rental and interest income in future years, any failure of such lessees, borrowers or Restaurants Chains could materially affect the Company's income.

         During the years ended December 31, 1996 and 1995, the Company also earned $780,037 and $119,355, respectively, in interest income from investments in money market accounts or other short-term, highly liquid investments and other income. Interest income from investing in money market accounts or other short-term, highly liquid investments is expected to increase as the Company invests subscription proceeds received in the future in highly liquid investments pending investment in Properties and Mortgage Loans. However, as net offering proceeds are invested in Properties and used to make Mortgage Loans, interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating expenses, including depreciation and amortization expense, were $1,430,795 and $290,276 for the years ended December 31, 1996 and 1995, respectively. Operating expenses increased during the year ended December 31, 1996, as compared to the year ended December 31, 1995, primarily as a result of the fact that the Company did not commence operations until June 1, 1995. General and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties, invests in Mortgage Loans, and the Properties under construction become operational. However, asset management fees and depreciation and amortization expense are expected to increase as the Company invests in additional Properties and Mortgage Loans.

         The Company has made an election under Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a real estate investment trust ("REIT") under the Code beginning with its taxable year ended December 31, 1995. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's income. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 1996 and 1995. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The statement requires that an entity review long-lived assets and certain identifiable intangibles, to be held and used, for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Adoption of this standard had no material effect on the Company's financial position or results of operations.

         All of the Company's leases as of December 31, 1996, are triple-net leases and contain provisions that management believes will mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in restaurant sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local real estate conditions, continued availability of proceeds from this offering, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans, and the ability of tenants and borrowers to make payments under their respective leases or Mortgage Loans.

                              CERTAIN TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of common stock for services in connection with the offering of Shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. For the years ended December 31, 1996 and 1995, in connection with its Initial Offering, the Company incurred $7,559,474 and $2,884,062, respectively, of such fees, of which approximately $7,059,000 and $2,682,000, respectively, was paid by the Managing Dealer as commissions to other broker-dealers. In addition, during the period January 1, 1997 through February 6, 1997, the Company incurred $850,846 in such fees in connection with its Initial Offering, and during the period February 7, 1997 through March 6, 1997, the Company incurred $1,068,230 in such fees in connection with this offering, the majority of which has been or will be paid as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a Marketing Support and Due Diligence Expense Reimbursement Fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the years ended December 31, 1996 and 1995, in connection with its Initial Offering, the Company incurred $503,965 and $192,271, respectively, of such fees, substantially all of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid. In addition, during the period January 1, 1997 through February 6, 1997, the Company incurred $56,723 in such fees in connection with its Initial Offering, and during the period February 7, 1997 through March 6, 1997, the Company incurred $71,215 in such fees in connection with this offering, substantially all of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares. For the years ended December 31, 1996 and 1995, in connection with amounts received from the Initial Offering, the Company incurred $4,535,685 and $1,730,437, respectively, of such fees. For the period January 1, 1997 through February 6, 1997, the Company incurred an additional $510,508 in such fees in connection with the Initial Offering, and for the period February 7, 1997 through March 6, 1997, the Company incurred $640,938 in such fees in connection with this offering.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease. For the year ended December 31, 1996, the Company incurred $70,070 in such fees. In addition, during the period January 1, 1997 through March 6, 1997, the Company incurred $32,623 in such fees.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value, plus one-twelfth of 0.60% of the total principal amount of the Company's Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. For the years ended December 31, 1996 and 1995, the Company incurred $278,902 and $27,950, respectively, of such fees, $27,702 and $4,872, respectively, of which has been capitalized as part of the cost of the buildings for Properties that have been or are being constructed.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the years ended December 31, 1996 and 1995, the Company incurred a total of $1,103,828 and $782,690, respectively, for these services, $769,225 and $714,674, respectively, of such costs representing stock issuance costs and $334,603 and $68,016, respectively, representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         During 1996, the Company acquired four Properties from Affiliates for an aggregate purchase price of approximately $2,609,800 and, in 1995, the Company acquired nine Properties from Affiliates for an aggregate purchase price of approximately $6,621,000. In addition, during the period January 1, 1997 through March 6, 1997, the Company acquired two Properties from an Affiliate for an aggregate purchase price of approximately $1,768,000. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the Affiliate (including carrying costs) or the Property's appraised value.

         In connection with the acquisition of three Properties in 1996 and two Properties during the period January 1, 1997 through March 6, 1997, that were constructed or renovated by Affiliates, the Company incurred development/construction management fees totalling $159,350 and $129,379, respectively. Such fees were included in the purchase price of Properties. No such amounts were incurred in 1995.

         The Advisor, the Managing Dealer and the Affiliates from which the Company acquired Properties are wholly owned subsidiaries of CNL Group, Inc., of which James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, and his spouse are the sole stockholders.

         All of these fees were paid in accordance with the provisions of the Company's Articles of Incorporation.


                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS TO WHICH THE FOLLOWING INFORMATION RELATES.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 84 and 85 real estate limited partnerships, respectively, including the 18 publicly offered CNL Income Fund partnerships, which purchased properties similar to those to be acquired by the Company, listed in the table below. None of these limited partnerships has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior partnerships, the general partners of these partnerships believe that each of such partnerships has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and, in the case of two funds, casual dining restaurant properties similar to those that the Company intends to acquire and have investment objectives similar to those of the Company. As of December 31, 1996, these 18 partnerships had raised a total of $588,421,815 from a total of 47,854 investors, and had invested in 668 fast-food or family-style restaurant properties.

         As of December 31, 1996, 17 of the 18 CNL public partnerships had completed their offerings. As indicated in Exhibit C, the eight public partnerships, the offerings which were fully subscribed between October 1991 and September 1996, had made annualized cash distributions to limited partners in amounts equal to from 4.5% to 9.1% of invested capital as of June 30, 1996. As of June 30, 1996, an average of approximately .54% (ranging from zero to 2.4%) of the cumulative cash distributions to limited partners from these partnerships constituted cash distributions that exceeded accumulated net income on a GAAP basis, primarily as the result of depreciation deductions. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. The partnerships do not treat these amounts, which are presented as a "return of capital on a GAAP basis" in Table III of the Prior Performance Tables included in Exhibit C, as a return of capital for any other purpose. Certain additional information relating to the offerings and investment history of the 18 public partnerships is set forth below.

                                                                              Date 90% of Net
                                                              Number of       Proceeds Fully
                  Maximum                                     Limited         Invested or
Name of           Offering                                    Partnership     Committed to
Partnership       Amount (1)          Date Closed             Units Sold      Investment (2)
-----------       ----------          -----------             ----------      --------------
CNL Income        $15,000,000         December 31, 1986          30,000         December 1986
Fund, Ltd.        (30,000 Units)

CNL Income        $25,000,000         August 21, 1987            50,000         November 1987
Fund II, Ltd.     (50,000 Units)

CNL Income        $25,000,000         April 29, 1988             50,000         June 1988
Fund III, Ltd.    (50,000 Units)

CNL Income        $30,000,000         December 6, 1988           60,000         February 1989
Fund IV, Ltd.     (60,000 Units)

CNL Income        $25,000,000         June 7, 1989               50,000         December 1989
Fund V, Ltd.      (50,000 Units)

CNL Income        $35,000,000         January 19, 1990           70,000         May 1990
Fund VI, Ltd.     (70,000 Units)

CNL Income        $30,000,000         August 1, 1990         30,000,000         January 1991
Fund VII, Ltd.    (30,000,000 Units)

CNL Income        $35,000,000         March 7, 1991          35,000,000         September 1991
Fund VIII, Ltd.   (35,000,000 Units)

CNL Income        $35,000,000         September 6, 1991       3,500,000         November 1991
Fund IX, Ltd.     (3,500,000 Units)

CNL Income        $40,000,000         March 18, 1992          4,000,000         June 1992
Fund X, Ltd.      (4,000,000 Units)

CNL Income        $40,000,000         September 28, 1992      4,000,000         September 1992
Fund XI, Ltd.     (4,000,000 Units)

CNL Income        $45,000,000         March 15, 1993          4,500,000         July 1993
Fund XII, Ltd.    (4,500,000 Units)

CNL Income        $40,000,000         August 26, 1993         4,000,000         August 1993
Fund XIII, Ltd.   (4,000,000 Units)

CNL Income        $45,000,000         February 22, 1994       4,500,000         May 1994
Fund XIV, Ltd.    (4,500,000 Units)

CNL Income        $40,000,000         September 1, 1994       4,000,000         December 1994
Fund XV, Ltd.     (4,000,000 Units)

CNL Income        $45,000,000         June 12, 1995           4,500,000         August 1995
Fund XVI, Ltd.    (4,500,000 Units)

CNL Income        $30,000,000         September 19, 1996      3,000,000                (3)
Fund XVII, Ltd.   (3,000,000 Units)

                                                                              Date 90% of Net
                                                              Number of       Proceeds Fully
                  Maximum                                     Limited         Invested or
Name of           Offering                                    Partnership     Committed to
Partnership       Amount (1)          Date Closed             Units Sold      Investment (2)
-----------       ----------          -----------             ----------      --------------
CNL Income        $35,000,000                (4)               (4)                     (4)
Fund XVIII, Ltd.  (3,500,000 Units)

------------------------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd, and CNL Income Fund XVIII, Ltd.

(2) For a description of the property acquisitions by these limited partnerships during the last ten years, see the table set forth on the following page.

(3) As of December 31, 1996, CNL Income Fund XVII, Ltd. had purchased 24 properties for approximately $23,753,600, representing an investment of 90% of net proceeds received.

(4) As of December 31, 1996, CNL Income Fund XVIII, Ltd., which is offering a maximum of 3,500,000 limited partnership units ($35,000,000), had received subscriptions totalling $8,421,815 (842,182 units). As of such date, CNL Income Fund XVIII, Ltd. had purchased two properties.


         As of December 31, 1996, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 65 nonpublic real estate limited partnerships. The offerings of 63 of these 65 nonpublic limited partnerships had terminated as of December 31, 1996. These 63 partnerships raised a total of $164,419,266 from approximately 4,111 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 200 projects as of December 31, 1996. These 200 projects consist of 19 apartment projects (comprising 11% of the total amount raised by all 63 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 63 partnerships), 154 fast-food or family-style restaurant property and business investments (comprising 69% of the total amount raised by all 63 partnerships), one condominium development (comprising .5% of the total amount raised by all 63 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 63 partnerships), seven commercial/retail properties (comprising 9% of the total amount raised by all 63 partnerships), and two tracts of undeveloped land (comprising .5% of the total amount raised by all 63 partnerships). The offering of the two remaining nonpublic limited partnerships (offerings aggregating $16,550,000) had raised $4,675,000 from 95 investors (approximately 58.6% of the total offering amount) as of December 31, 1996.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 83 real estate limited partnerships whose offerings had closed as of December 31, 1996 (including 17 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past ten years, 35 invested in restaurant properties leased on a "triple-net" basis, including six which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 83 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 1996 regarding property acquisitions during the ten preceding years by the 17 limited partnerships that, either individually or through a joint venture or partnership arrangement, acquired restaurant properties and that have investment objectives similar to those of the Company.

  Name of        Type of                                    Method of         Type of
Partnership      Property             Location              Financing         Program
-----------      ---------            --------              ---------         --------
CNL Income       20 fast-food or    AL, AZ, CA, FL,         All cash          Public
Fund, Ltd.       family-style       GA, LA, MD, OK,
                 restaurants        TX, VA

CNL Income       43 fast-food or    AL, AZ, CO, FL,         All cash          Public
Fund II, Ltd.    family-style       GA, IL, IN, LA, MI,
                 restaurants        MN, MO, NC, NM,
                                    OH, TX, WY

CNL Income       32 fast-food or    AZ, CA, FL, GA,         All cash          Public
Fund III, Ltd.   family-style       IA, IL, IN, KS, KY,
                 restaurants        MD, MI, MN, MO,
                                    NE, OK, TX

CNL Income       44 fast-food or    AL, DC, FL, GA,         All cash          Public
Fund IV, Ltd.    family-style       IL, IN, KS, MA,
                 restaurants        MD, MI, MS, NC,
                                    OH, PA, TN, TX,
                                    VA

CNL Income       30 fast-food or    FL, GA, IL, IN, MI,     All cash          Public
Fund V, Ltd.     family-style       NH, NY, OH, SC,
                 restaurants        TN, TX, UT, WA

CNL Income       46 fast-food or    AR, AZ, FL, IN,         All cash          Public
Fund VI, Ltd.    family-style       MA, MI, MN, NC,
                 restaurants        NE, NM, NY, OH,
                                    OK, PA, TN, TX,
                                    VA, WY

CNL Income       46 fast-food or    AZ, CO, FL, GA,         All cash          Public
Fund VII, Ltd.   family-style       IN, LA, MI, MN,
                 restaurants        OH, SC, TN, TX,
                                    UT, WA

CNL Income       40 fast-food or    AZ, FL, IN, LA,         All cash          Public
Fund VIII, Ltd.  family-style       MI, MN, NC, NY,
                 restaurants        OH, TN, TX, VA

CNL Income       41 fast-food or    AL, FL, GA, IL, IN,     All cash          Public
Fund IX, Ltd.    family-style       LA, MI, MN, MS,
                 restaurants        NC, NH, NY, OH,
                                    SC, TN, TX

CNL Income       49 fast-food or    AL, CA, CO, FL,         All cash          Public
Fund X, Ltd.     family-style       ID, IL, LA, MI,
                 restaurants        MO, MT, NC, NH,
                                    NM, NY, OH, PA,
                                    SC, TN, TX

CNL Income       39 fast-food or    AL, AZ, CA, CO,         All cash          Public
Fund XI, Ltd.    family-style       CT, FL, KS, LA,
                 restaurants        MA, MI, MS, NC,
                                    NH, NM, OH, OK,
                                    PA, SC, TX, VA,
                                    WA

  Name of        Type of                                    Method of         Type of
Partnership      Property             Location              Financing         Program
-----------      ---------            --------              ---------         --------
CNL Income       49 fast-food or    AL, AZ, CA, FL,         All cash          Public
Fund XII, Ltd.   family-style       GA, LA, MO, MS,
                 restaurants        NC, NM, OH, SC,
                                    TN, TX, WA

CNL Income       48 fast-food or    AL, AR, AZ, CA,         All cash          Public
Fund XIII, Ltd.  family-style       CO, FL, GA, IN,
                 restaurants        KS, LA, MD, NC,
                                    OH, PA, SC, TN,
                                    TX, VA

CNL Income       61 fast-food or    AL, AZ, CO, FL,         All cash          Public
Fund XIV, Ltd.   family-style       GA, KS, LA, MN,
                 restaurants        MO, MS, NC, NJ,
                                    NV, OH, SC, TN,
                                    TX, VA

CNL Income       53 fast-food or    CA, FL, GA, KS,         All cash          Public
Fund XV, Ltd.    family-style       KY, MN, MO, MS,
                 restaurants        NC, NJ, NM, OH,
                                    OK, PA, SC, TN,
                                    TX, VA

CNL Income       44 fast-food or    AZ, CA, CO, DC,         All cash          Public
Fund XVI, Ltd.   family-style       FL, GA, ID, IN, KS,
                 restaurants        MN, MO, NC, NM,
                                    NV, OH, TN, TX,
                                    UT, WI

CNL Income       24 fast-food,      CA, FL, GA, IL, IN,     All cash          Public
Fund XVII, Ltd.  family-style or    MI, NC, NV, OH,
                 casual dining      SC, TN, TX
                 restaurants

CNL Income       2 fast-food,       NC, TX                  All cash          Public
Fund XVIII, Ltd. family-style or
                 casual dining
                 restaurants


         A more detailed description of the acquisitions by real estate limited partnerships sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships with investment objectives similar to one or more of the Company's investment objectives in which Messrs. Seneff and Bourne are general partners is provided in the Prior Performance Tables included as Exhibit C. Information about the previous public partnerships, the offerings of which were fully subscribed between October

1991 and September 1996, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Exhibit C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.

                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following table reflects the total Distributions and Distributions per Share declared by the Company for each month since the Company commenced operations.

                         Total              Distributions
Month                Distributions            Per Share
------               -------------          --------------
June 1995              $  15,148              $0.030000
July 1995                 30,682               0.030000
August 1995               57,739               0.035000
September 1995            84,467               0.050000

                         Total              Distributions
Month                Distributions            Per Share
------               -------------          --------------
October 1995             104,733               0.050000
November 1995            155,665               0.058300
December 1995            190,184               0.058300
January 1996             225,354               0.058300
February 1996            255,649               0.058300
March 1996               287,805               0.058300
April 1996               323,721               0.058300
May 1996                 368,155               0.058300
June 1996                407,803               0.058300
July 1996                458,586               0.059375
August 1996              517,960               0.059375
September 1996           559,599               0.059375
October 1996             615,914               0.059375
November 1996            683,907               0.059375
December 1996            731,569               0.059375
January 1997             827,967               0.059375
February 1997            884,794               0.059375
March 1997               980,571               0.060416

         The Company intends to make regular Distributions to stockholders. The payment of Distributions commenced in July 1995. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly and paid on a quarterly basis during the offering period and declared and paid quarterly thereafter. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. For the years ended December 31, 1996 and 1995, the Company declared and made Distributions totalling $5,436,072 and $638,618, respectively, of which 90.25% and 59.82%, respectively, of such amounts were characterized as ordinary income and 9.75% and 40.18%, respectively, were characterized as return of capital for federal income tax purposes. However, no amounts distributed to stockholders as of March 6, 1997, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their Invested Capital. Due to the fact that the Company had not acquired all of its Properties and was still in its offering period as of December 31, 1996 and 1995, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future years. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

        Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.

                                     EXPERTS

         The audited consolidated financial statements (including the financial statement schedule) of the Company, as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995, and for the period May 2, 1994 (date of inception) through December 31, 1994, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                   DEFINITIONS

         "Initial Offering" means the initial public offering of the Company which commenced in April 1995 and terminated on February 6, 1997, at which time this offering commenced.

         "Loan" shall mean a line of credit, the maximum principal amount of which is $15,000,000 and the proceeds of which are used to fund Secured Equipment Leases.

                                    EXHIBIT B

                              FINANCIAL INFORMATION


                    ----------------------------------------
                    | THE FINANCIAL STATEMENTS INCLUDED IN |
                    | THIS  EXHIBIT B UPDATE  AND  REPLACE |
                    | EXHIBIT    B   TO    THE    ATTACHED |
                    | PROSPECTUS, DATED JANUARY 31, 1997.  |
                    ----------------------------------------

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                      INDEX TO UPDATED FINANCIAL STATEMENTS

                                                                                                        Page
                                                                                                        -----
Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of December 31, 1996                                         B-2

   Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1996                    B-3

   Notes to Pro Forma Consolidated Financial Statements for the year ended
      December 31, 1996                                                                                 B-4

Audited Consolidated Financial Statements:

   Report of Independent Accountants                                                                    B-7

   Consolidated Balance Sheets as of December 31, 1996 and 1995                                         B-8

   Consolidated Statements of Earnings for the years ended December 31, 1996 and
      1995 and the period May 2, 1994 (date of inception) through December 31, 1994                     B-9

   Consolidated Statements of Stockholders' Equity for the years ended December
      31, 1996 and 1995 and the period May 2, 1994 (date of inception)
      through December 31, 1994                                                                         B-10

   Consolidated Statements of Cash Flows for the years ended December 31, 1996
      and 1995 and the period May 2, 1994 (date of inception) through December 31, 1994                 B-11

   Notes to Consolidated Financial Statements for the years ended December 31,
      1996 and 1995 and the period May 2, 1994 (date of inception) through December 31, 1994            B-13

Financial Statement Schedules:

   Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1996                      B-31

   Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1996             B-39

   Schedule IV - Mortgage Loans on Real Estate as of December 31, 1996                                  B-41

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


         The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through December 31, 1996, including the receipt of $139,247,150 in gross offering proceeds from the sale of 13,924,715 shares of common stock pursuant to a Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, and the application of such proceeds to purchase 94 properties (including 51 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, seven properties which consist of building only and 35 properties consisting of land only), nine of which were under construction at December 31, 1996, to provide mortgage financing to the lessees of the 35 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses,
(ii) the receipt of $25,587,675 in gross offering proceeds from the sale of 2,558,768 additional shares of common stock during the period January 1, 1997 through March 6, 1997, and (iii) the application of such funds and $4,926,309 of cash and cash equivalents at December 31, 1996, to purchase 16 additional properties acquired during the period January 1, 1997 through March 6, 1997 (14 of which are under construction and consist of land and building and two properties which consist of land and building), to pay additional costs for the nine properties under construction at December 31, 1996, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of December 31, 1996, includes the transactions described in (i) above from its historical consolidated balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on December 31, 1996.

         The Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1996, includes the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for the four of the properties that were acquired by the Company during the period January 1, 1996 through March 6, 1997, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) January 1, 1996, to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statement of Earnings for the remaining properties acquired by the Company during the period January 1, 1996 through March 6, 1997, due to the fact that these properties did not have a previous rental history.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996

                                                                                 Pro Forma
            ASSETS                                        Historical            Adjustments           Pro Forma
                                                        --------------         --------------       -------------
Land and buildings on operating
  leases, less accumulated
  depreciation                                           $ 60,243,146          $ 16,513,997 (a)      $ 76,757,143
Net investment in direct
  financing leases (b)                                     15,186,686             5,331,775 (a)        20,518,461
Cash and cash equivalents                                  42,450,088            (4,926,309)(a)        37,523,779
Receivables                                                   160,675                                     160,675
Mortgage notes receivable                                  13,389,607                                  13,389,607
Organization costs, less
  accumulated amortization                                     13,682                                      13,682
Loan costs, less accumulated
  amortization                                                 32,499                                      32,499
Accrued rental income                                         422,076                                     422,076
Other assets                                                2,926,589                40,643 (a)
                                                                                   (466,405)(b)         2,500,827
                                                         ------------          ------------          ------------
                                                         $134,825,048          $ 16,493,701          $151,318,749
                                                         ============          ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Note payable                                           $  3,521,816                                $  3,521,816
  Accrued interest payable                                     13,164                                      13,164
  Accrued construction costs payable                        6,587,573          $ (6,587,573)(a)                 -
  Accounts payable and other accrued
    expenses                                                   79,817                                      79,817
  Due to related parties                                      997,084                                     997,084
  Rents paid in advance                                       118,900                                     118,900
  Deferred rental income                                      335,849                 7,018 (a)           342,867
  Other payables                                               15,117                                      15,117
                                                         ------------          ------------          ------------
      Total liabilities                                    11,669,320            (6,580,555)            5,088,765
                                                         ------------          ------------          ------------

Minority interest                                             288,301                                     288,301
                                                         ------------          ------------          ------------

Stockholders' equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares                                               -                                           -
  Excess shares, $.01 par value per
    share.  Authorized and unissued
    23,000,000 shares                                              -                                           -
  Common stock, $.01 par value per
    share.  Authorized 20,000,000
    shares; issued and outstanding
    13,944,715 shares; issued and
    outstanding, as adjusted,
    16,503,483 shares                                         139,447                25,588 (a)           165,035
  Capital in excess of par value                          123,687,929            23,515,073 (a)
                                                                                   (466,405)(b)       146,736,597
  Accumulated distributions in
    excess of net earnings                                   (959,949)                                   (959,949)
                                                         ------------          ------------          ------------
                                                          122,867,427            23,074,256           145,941,683
                                                         ------------          ------------          ------------

                                                         $134,825,048          $ 16,493,701          $151,318,749
                                                         ============          ============          ============

See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                   Pro Forma
                                                             Historical           Adjustments          Pro Forma
                                                            ------------         -------------        -----------
Revenues:
  Rental income from
    operating leases                                         $3,717,886           $   60,938 (1)       $3,778,824
  Earned income from
    direct financing leases (2)                                 625,492               34,282 (1)          659,774
  Contingent rental income                                       13,920                                    13,920
  Interest income from
    mortgage notes receivable                                 1,069,349                                 1,069,349
  Other interest and income                                     780,037              (24,348)(3)          755,689
                                                             ----------           ----------           ----------
                                                              6,206,684               70,872            6,277,556
                                                             ----------           ----------           ----------
Expenses:
  General operating and
    administrative                                              542,564                                   542,564
  Professional services                                          58,976                                    58,976
  Asset and mortgage management
    fees to related party                                       251,200                5,444 (4)          256,644
  State and other taxes                                          56,184                1,218 (5)           57,402
  Depreciation and amortization                                 521,871                6,537 (6)          528,408
                                                             ----------           ----------           ----------
                                                              1,430,795               13,199            1,443,994
                                                             ----------           ----------           ----------
Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                  4,775,889               57,673            4,833,562

Minority Interest in Income of
  Consolidated Joint Venture                                    (29,927)                                  (29,927)
                                                             ----------           ----------           ----------
Net Earnings                                                 $4,745,962           $   57,673           $4,803,635
                                                             ==========           ==========           ==========

Earnings Per Share of
  Common Stock (7)                                           $      .59                                $     0.60
                                                             ==========                                ==========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (7)                                             8,071,670                                 8,071,670
                                                             ==========                                ==========

See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $25,587,675 from the issuance of 2,558,768 shares of common stock during the period January 1, 1997 through March 6, 1997, the receipt of $7,018 of rental income during construction (capitalized as deferred rental income) and $4,926,309 of cash and cash equivalents used (i) to acquire 16 properties for $16,755,931, of which the properties consist of land and building, (ii) to fund estimated construction costs of $10,566,612 ($6,587,573 of which was accrued as construction costs payable at December 31, 1996) relating to nine wholly-owned properties under construction at December 31, 1996, (iii) to pay acquisition fees of $1,151,445 ($1,110,802 of which was allocated to properties and $40,643 of which was classified as other assets and will be allocated to future properties) and to pay selling commissions and offering expenses (stock issuance costs) of $2,047,014, which have been netted against capital in excess of par value.

         The pro forma adjustments to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:

                                                              Estimated
                                                            purchase price
                                                           (including con-
                                                            struction and        Acquisition
                                                            closing costs)           fees
                                                            and additional        allocated
                                                          construction costs     to property         Total
                                                          ------------------     -----------     -----------
              Jack in the Box in Las Vegas, NV               $ 1,247,333         $    66,822     $ 1,314,155
              Jack in the Box in Los Angeles, CA               1,396,771              74,827       1,471,598
              Jack in the Box in Moscow, ID                      909,814              48,740         958,554
              Jack in the Box in Kent, WA                      1,258,871              67,439       1,326,310
              Jack in the Box in Hollister, CA                 1,060,819              56,830       1,117,649
              Jack in the Box in Kingsburg, CA                 1,000,073              53,575       1,053,648
              Shoney's in Indian Harbour
                Beach, FL                                        642,870              34,440         677,310
              Jack in the Box in Murietta, CA                    951,485              50,973       1,002,458
              Jack in the Box in Humble, TX                      882,362              47,270         929,632
              Golden Corral in Winchester, KY                  1,150,645              61,640       1,212,285
              Burger King in Kent, OH                            872,861              46,761         919,622
              Burger King in Chattanooga, TN                   1,110,330              59,482       1,169,812
              Denny's in Tampa, FL                             1,033,787              55,381       1,089,168
              Jack in the Box in Palmdale, CA                  1,124,244              60,228       1,184,472
              Jack in the Box in Houston, TX                     860,735              46,110         906,845
              Golden Corral in Hopkinsville, KY                1,252,931              67,121       1,320,052
              Nine wholly owned properties
                under construction at
                December 31, 1996                              3,979,039             213,163       4,192,202
                                                             -----------         -----------     -----------

                                                             $20,734,970         $ 1,110,802     $21,845,772
                                                             ===========         ===========     ===========

              Adjustment classified
                as follows:
                  Land and buildings on
                    operating leases                                                             $16,513,997
                  Net investment in
                    direct financing
                    leases                                                                         5,331,775
                                                                                                 -----------
                                                                                                 $21,845,772
                                                                                                 ===========

(b) Represents reclassification of deferred stock issuance costs totalling $466,405 at December 31, 1996, to stock issuance costs which have been netted against capital in excess of par value.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Balance Sheet - Continued:

(c) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received.

Pro Forma Consolidated Statement of Earnings:

(1) Represents rental income from operating leases and earned income from direct financing leases for four of the properties acquired during the period January 1, 1996 through March 6, 1997, which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) January 1, 1996, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the four Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                               Date Pro Forma
                                                Date Placed    Property Became
                                                in Service     Operational as
                                              By the Company   Rental Property
                                              --------------   ---------------
         Denny's in Grand Rapids, MI            March 1996      January 1996

         Denny's in McKinney, TX                 June 1996      January 1996

         Boston Market in Merced, CA           October 1996       July 1996

         Boston Market in
           St. Joseph, MO                      December 1996      June 1996

         In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1996


Pro Forma Consolidated Statement of Earnings - Continued:

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1996 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the year ended December 31, 1996.

(2) See Note (c) under "Pro Forma Consolidated Balance Sheet" above for a description of direct financing leases.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996, through (B) the earlier of (i) the actual dates of acquisition by the Company or the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 1996.

(4) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of
         (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1996 through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $2,723,000 for the Pro Forma Properties for the year ended December 31,
         1996), as defined in the Company's prospectus.

(5) Represents adjustment to state tax expense due to the incremental increase in rental revenues of Pro Forma Properties. Estimated pro forma state tax expense was calculated based on an analysis of state laws of the various states in which the Company has acquired the Pro Forma Properties. The estimated pro forma state taxes consist primarily of income and franchise taxes ranging from zero to approximately two percent of the Company's pro forma rental income of each Pro Forma Property. Due to the fact that the Company's leases are triple net, the Company has not included any amounts for real estate taxes in the pro forma statement of earnings.

(6) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 1996.

                       Report of Independent Accountants


To the Board of Directors
CNL American Properties Fund, Inc.

We have audited the accompanying consolidated balance sheets of CNL American Properties Fund, Inc. (a Maryland corporation) and its subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1996 and for the period May 2, 1994 (date of inception) through December 31, 1994 and the related financial statement schedules. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CNL American Properties Fund, Inc. and its subsidiary as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996 and for the period May 2, 1994 (date of inception) through December 31, 1994, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole present fairly, in all material respects, the information required to be included therein.


                                             /s/COOPERS & LYBRAND L.L.P.


Orlando, Florida
January 22, 1997

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------

                                                                                          December 31,
               ASSETS                                                             1996                   1995
                                                                              ------------           ------------
Land and buildings on operating leases,
  less accumulated depreciation                                               $ 60,243,146           $ 19,723,726
Net investment in direct financing leases                                       15,186,686              1,373,882
Cash and cash equivalents                                                       42,450,088             11,508,445
Receivables                                                                        160,675                113,613
Mortgage notes receivable                                                       13,389,607                     -
Organization costs, less accumulated
  amortization of $6,318 and $2,318                                                 13,682                 17,682
Loan costs, less accumulated amortization
  of $22,034 at December 31, 1996                                                   32,499                     -
Accrued rental income                                                              422,076                 39,142
Other assets                                                                     2,926,589                826,594
                                                                              ------------           ------------
                                                                              $134,825,048           $ 33,603,084
                                                                              ============           ============
  LIABILITIES AND STOCKHOLDERS' EQUITY

Note payable                                                                  $  3,521,816           $         -
Accrued interest payable                                                            13,164                     -
Accrued construction costs payable                                               6,587,573              1,058,825
Accounts payable and other accrued expenses                                         79,817                 79,904
Due to related parties                                                             997,084                248,584
Rents paid in advance                                                              118,900                 25,351
Deferred rental income                                                             335,849                     -
Other payables                                                                      15,117                  9,696
                                                                              ------------           ------------
      Total liabilities                                                         11,669,320              1,422,360
                                                                              ------------           ------------

Minority interest                                                                  288,301                200,076
                                                                              ------------           ------------

Commitments (Note 12)

Stockholders' equity:
  Preferred stock, without par value.
    Authorized and unissued 3,000,000
    shares                                                                              -                      -
  Excess shares, $.01 par value per share.
    Authorized and unissued 23,000,000
    shares                                                                              -                      -
  Common stock, $.01 par value per share.
    Authorized 20,000,000 shares, issued
    and outstanding 13,944,715 and 3,865,416,
    respectively                                                                   139,447                 38,654
  Capital in excess of par value                                               123,687,929             32,211,833
  Accumulated distributions in excess of
    net earnings                                                                  (959,949)              (269,839)
                                                                              ------------           ------------
      Total stockholders' equity                                               122,867,427             31,980,648
                                                                              ------------           ------------

                                                                              $134,825,048           $ 33,603,084
                                                                              ============           ============

          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF EARNINGS
                      -----------------------------------

                                                                                                    May 2, 1994
                                                                                                      (Date of
                                                                                                     Inception)
                                                                       Year Ended                      through
                                                                      December 31,                   December 31,
                                                                1996               1995                  1994
                                                             ----------         ----------           ------------
Revenues:
  Rental income from operating
    leases                                                   $3,717,886         $  498,817             $       -
  Earned income from direct
    financing leases                                            625,492             28,935                     -
  Contingent rental income                                       13,920             12,024                     -
  Interest income from
    mortgage notes receivable                                 1,069,349                 -                      -
  Other interest and income                                     780,037            119,355                     -
                                                             ----------         ----------             ---------
                                                              6,206,684            659,131                     -
                                                             ----------         ----------             ---------
Expenses:
  General operating and
    administrative                                              542,564            134,759                     -
  Professional services                                          58,976              8,119                     -
  Asset and mortgage manage-
    ment fees to related party                                  251,200             23,078                     -
  State taxes                                                    56,184             20,189                     -
  Depreciation and amorti-
    zation                                                      521,871            104,131                     -
                                                             ----------         ----------             ---------
                                                              1,430,795            290,276                     -
                                                             ----------         ----------             ---------
Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                  4,775,889            368,855                     -

Minority Interest in Income of
  Consolidated Joint Venture                                    (29,927)               (76)                    -
                                                             ----------         ----------             ---------

Net Earnings                                                 $4,745,962         $  368,779             $       -
                                                             ==========         ==========             =========

Earnings Per Share of Common
  Stock                                                      $      .59         $      .19             $       -
                                                             ==========         ==========             =========

Weighted Average Number of
  Shares of Common Stock
  Outstanding                                                 8,071,670          1,898,350                     -
                                                             ==========         ==========             =========

          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                -----------------------------------------------
                 Years Ended December 31, 1996 and 1995 and the Period May 2, 1994 (Date of Inception) through
                               December 31, 1994

                                                     Common stock                                 Accumulated
                                                -----------------------       Capital in         distributions
                                                 Number          Par           excess of         in excess of
                                               of shares        value          par value         net earnings            Total
                                               ----------     ----------      -----------        -------------        ------------
Balance at May 2, 1994                                 -       $     -        $         -         $        -          $         -

Sale of common stock to
  CNL Fund Advisors, Inc.                          20,000           200            199,800                 -               200,000
                                               ----------      --------       ------------        -----------         ------------
Balance at December 31,
  1994                                             20,000           200            199,800                 -               200,000

Subscriptions received
  for common stock
  through public offering
  and distribution
  reinvestment plan                             3,845,416        38,454         38,415,704                 -            38,454,158

Stock issuance costs                                   -             -          (6,403,671)                -            (6,403,671)

Net earnings                                           -             -                  -             368,779              368,779

Distributions declared
  ($.31 per share)                                     -             -                  -            (638,618)            (638,618)
                                               ----------      --------       ------------        -----------         ------------

Balance at December 31,
  1995                                          3,865,416        38,654         32,211,833           (269,839)          31,980,648

Subscriptions received
  for common stock
  through public offering
  and distribution
  reinvestment plan                            10,079,299       100,793        100,692,198                 -           100,792,991

Stock issuance costs                                   -             -          (9,216,102)                -            (9,216,102)

Net earnings                                           -             -                  -           4,745,962            4,745,962

Distributions declared
  ($.71 per share)                                     -             -                  -          (5,436,072)          (5,436,072)
                                               ----------      --------       ------------        -----------         ------------
Balance at December 31,
  1996                                         13,944,715      $139,447       $123,687,929        $  (959,949)        $122,867,427
                                               ==========      ========       ============        ===========         ============

          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

                                                                                                                     May 2, 1994
                                                                                                                       (Date of
                                                                                                                      Inception)
                                                                                           Year Ended                   through
                                                                                          December 31,                December 31,
                                                                                    1996               1995               1994
                                                                                ------------       ------------       ------------
Increase (Decrease) in Cash and Cash Equivalents:

  Cash Flows From Operating Activities:
    Cash received from tenants                                                  $  4,543,506       $    492,488       $         -
    Cash paid for expenses                                                          (928,001)          (113,384)                -
    Interest received                                                              1,867,035            119,355                 -
                                                                                ------------       ------------       -----------
        Net cash provided by operating activities                                  5,482,540            498,459                 -
                                                                                ------------       ------------       -----------
  Cash Flows From Investing Activities:
    Additions to land and buildings on operating
      leases                                                                     (36,104,148)       (18,835,969)                -
    Increase in net investment in direct financing
      leases                                                                     (13,372,621)        (1,364,960)                -
    Investment in mortgage notes receivable                                      (13,547,264)                -                  -
    Collections on mortgage notes receivable                                         133,850                 -                  -
    Increase in other assets                                                      (1,103,896)          (628,142)                -
                                                                                ------------       ------------       -----------
        Net cash used in investing activities                                    (63,994,079)       (20,829,071)                -
                                                                                ------------       ------------       -----------

  Cash Flows From Financing Activities:
    Reimbursement of acquisition, organization,
      deferred offering and stock issuance costs
      paid by related parties on behalf of the
      Company                                                                       (939,798)        (2,500,056)         (199,036)
    Proceeds of borrowing on line of credit                                        3,666,896                 -                  -
    Payment on line of credit                                                       (145,080)                -                  -
    Payment of loan costs                                                            (54,533)                -                  -
    Contribution from minority interest of
      consolidated joint venture                                                      97,419            200,000                 -
    Sale of common stock to CNL Fund Advisors, Inc.                                       -                  -            200,000
    Subscriptions received from stockholders                                     100,792,991         38,454,158                 -
    Distributions to minority interest                                               (39,121)                -                  -
    Distributions to stockholders                                                 (5,439,404)          (635,286)                -
    Payment of stock issuance costs                                               (8,486,188)        (3,680,704)              (19)
                                                                                ------------       ------------       ------------
        Net cash provided by financing activities                                 89,453,182         31,838,112               945
                                                                                ------------       ------------       ------------

Net Increase in Cash and Cash Equivalents                                         30,941,643         11,507,500               945

Cash and Cash Equivalents at Beginning of Period                                  11,508,445                945                 -
                                                                                ------------       ------------       -----------

Cash and Cash Equivalents at End of Period                                      $ 42,450,088       $ 11,508,445       $       945
                                                                                ============       ============       ===========

         See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
               -------------------------------------------------

                                                                                                                      May 2, 1994
                                                                                                                        (Date of
                                                                                                                       Inception)
                                                                                           Year Ended                   through
                                                                                          December 31,                December 31,
                                                                                    1996               1995               1994
                                                                                ------------       ------------       -----------
Reconciliation of Net Earnings to Net Cash Provided
  by Operating Activities:

    Net earnings                                                                $  4,745,962       $    368,779       $         -
                                                                                ------------       ------------       -----------
    Adjustments to reconcile net earnings to net
      cash provided by operating activities:
        Depreciation                                                                 511,078            100,318                 -
        Amortization                                                                  69,886              3,813                 -
        Increase in receivables                                                     (160,984)           (44,749)                -
        Decrease in net investment in direct
          financing leases                                                           259,740              1,078                 -
        Increase in accrued rental income                                           (382,934)           (39,142)                -
        Increase in other assets                                                      (4,293)            (8,090)                -
        Increase in accrued interest payable                                          13,164                 -                  -
        Increase (decrease) in accounts payable and
          other accrued expenses                                                      (2,896)            38,461                 -
        Increase (decrease) in due to related parties,
          excluding reimbursement of acquisition,
          organization, deferred offering and stock
          issuance costs paid on behalf of the Company                               (30,929)            42,868                 -
        Increase in rents paid in advance                                             93,549             25,351                 -
        Increase in deferred rental income                                           335,849                 -                  -
        Increase in other payables                                                     5,421              9,696                 -
        Increase in minority interest                                                 29,927                 76                 -
                                                                                ------------       ------------       -----------
            Total adjustments                                                        736,578            129,680                 -
                                                                                ------------       ------------       -----------
Net Cash Provided by Operating Activities                                       $  5,482,540       $    498,459       $         -
                                                                                ============       ============       ===========

Supplemental Schedule of Non-Cash Investing and
  Financing Activities:

    Related parties paid certain acquisition, organization, deferred offering and stock issuance costs on behalf of the Company as follows:
        Acquisition costs                                                       $    206,103       $    131,629       $         -
        Organization costs                                                                -              20,000                 -
        Deferred offering costs                                                      466,405                 -             461,866
        Stock issuance costs                                                         338,212          2,084,145                 -
                                                                                ------------       ------------        -----------
                                                                                $  1,010,720       $  2,235,774       $    461,866
                                                                                ============       ============       ============

          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL Income Fund, Inc. (the "Company") was organized in Maryland on May 2, 1994. Effective December 6, 1994, the Company changed its name to CNL Investment Fund, Inc. and effective February 1, 1995, the Company changed its name to CNL American Properties Fund, Inc. The Company was organized primarily for the purpose of acquiring, directly or indirectly through joint venture or co-tenancy arrangements, restaurant properties ("Properties") to be leased on a long-term, triple-net basis to operators of certain national and regional fast-food, family-style and casual dining restaurant chains. The Company may provide financing ("Mortgage Loans") for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company may offer furniture, fixtures and equipment financing ("Secured Equipment Leases") to operators of restaurant chains.

         The Company was a development stage enterprise from May 2, 1994 through June 1, 1995. Since operations had not begun, activities through June 1, 1995, were devoted to organization of the Company.

         Principles of Consolidation - The Company accounts for its 85.47% interest in CNL/Corral South Joint Venture using the consolidation method. Minority interest represents the minority joint venture partner's proportionate share of the equity in the Company's consolidated joint venture. All significant intercompany accounts and transactions have been eliminated.

         Real Estate and Lease Accounting - The Company records the acquisition of land, buildings and equipment at cost, including acquisition and closing costs. In addition, interest costs incurred during construction are capitalized in accordance with accounting standards. Land and buildings are leased to unrelated third parties on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs. In addition, the Company leases equipment subject to Secured Equipment Leases. The

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


1.       Significant Accounting Policies - Continued:

         leases are accounted for using either the direct financing or the operating method. Such methods are described below:

                  Direct financing method - The leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset) (Note 5). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company's net investment in the leases.

                  Operating method - Land and building leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals (including rental payments, if any, required during the construction of a Property) vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the Property is placed in service.

                  Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date. In contrast, deferred rental income represents the aggregate amount of scheduled rental payments to date (including rental payments due during construction and prior to the Property being placed in service) in excess of income recognized on a straight-line basis over the lease term commencing on the date the Property is placed in service.

         When the Properties or equipment are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued rental income or deferred rental income, will be removed from the accounts and gains or losses from sales will be reflected in income. Management reviews its Properties for impairment

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


1.       Significant Accounting Policies - Continued:

         whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the individual Property. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the assets exceeds its fair market value.

         Mortgage Loans - The Company accounts for loan origination fees and costs incurred in connection with Mortgage Loans in accordance with Statement of Financial Accounting Standards No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases." This statement requires the deferral of loan origination fees and the capitalization of direct loan costs. The costs capitalized, net of the fees deferred, are amortized to interest income as an adjustment of yield over the life of the loans. The unpaid principal and accrued interest on the Mortgage Loans, plus the unamortized balance of such fees and costs are included in mortgage notes receivable (see Note 6).

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks, money market funds (some of which are backed by government securities) and certificates of deposit. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks, money market funds and certificates of deposit may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. The Company limits investment of temporary cash investments to financial institutions with high credit standing; therefore, management believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Organization Costs - Organization costs are amortized over five years using the straight-line method.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


1.       Significant Accounting Policies - Continued:

         Loan Costs - Loan costs incurred in connection with the Company's $15,000,000 line of credit for equipment financing have been capitalized and are being amortized over the term of the loan commitment using the straight-line method.

         Income or expense associated with interest rate swap agreements related to equipment financing is recognized on the accrual basis as earned or incurred through an adjustment to interest expense.

         Income Taxes - The Company has made an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 95 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements. Notwithstanding the Company's qualification for taxation as a REIT, the Company is subject to certain state taxes on its income and property.

         Earnings Per Share - Earnings per share are calculated based upon the weighted average number of shares of common stock outstanding during the period the Company was operational.

         Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         New Accounting Standard - Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The statement requires that an entity review long-lived assets and certain identifiable intangibles, to be held and used, for impairment whenever events or changes in circumstances indicate that the

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


1.       Significant Accounting Policies - Continued:

         carrying amount of the asset may not be recoverable. Adoption of this standard had no material effect on the Company's financial position or results of operations.

2.       Public Offering:

         The Company has a currently effective registration statement on Form S-11 with the Securities and Exchange Commission for the sale of 15,000,000 shares ($150,000,000) of common stock. In addition, the Company has registered an additional 1,500,000 shares ($15,000,000) which is available only to stockholders who elect to participate in the Company's reinvestment plan. The Company has adopted a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company. As of December 31, 1996, the Company had received subscription proceeds of $139,247,149 (13,924,715 shares), including $591,765 (59,177 shares) through the reinvestment plan.

         In addition, on November 1, 1996, the Company filed a registration statement with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 27,500,000 additional shares ($275,000,000) of common stock in a public offering (the "Subsequent Offering") expected to commence immediately following the termination of the Company's current $150,000,000 offering. Until such time, if any, as the stockholders approve an increase in the number of authorized shares of common stock of the Company, the Subsequent Offering will be limited to 4,800,000 shares ($48,000,000). The Board of Directors expects to submit, for a vote of the stockholders at a meeting expected to be held in April 1997, a resolution to increase the number of authorized shares of common stock of the Company from 20,000,000 to 75,000,000.

3.       Leases:

         The Company leases its land, buildings and equipment subject to Secured Equipment Leases to operators of national and regional fast-food, family-style and casual dining restaurants. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases." The leases relating to 82 of the Company's

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


3.       Leases - Continued:

         Properties have been classified as operating leases (including the leases relating to nine Properties under construction as of December 31, 1996) and the leases relating to 12 Properties and six Secured Equipment Leases have been classified as direct financing leases. For the leases classified as direct financing leases, the building portions of the leases are accounted for as direct financing leases while the land portions of four of these leases are accounted for as operating leases. Substantially all Property leases have initial terms of 15 to 20 years (expiring between 2007 and 2016) and provide for minimum rentals. In addition, all of the Property leases provide for contingent rentals and/or scheduled rent increases over the terms of the leases. Each tenant also pays all property taxes and assessments, fully maintains the interior and exterior of the building and carries insurance coverage for public liability, property damage, fire and extended coverage. The lease options for the Property leases generally allow tenants to renew the leases for two to four successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the Property at the greater of the Company's purchase price plus a specified percentage of such purchase price or fair market value after a specified portion of the lease has elapsed.

         The Secured Equipment Leases placed in service as of December 31, 1996, provide for minimum rentals payable monthly and have lease terms ranging from five to seven years. The Secured Equipment Leases generally include an option for the lessee to acquire the equipment at the end of the lease term for a nominal fee.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994




4.       Land and Buildings on Operating Leases:

         Land and buildings on operating leases consisted of the following at December 31:
                                                      1996            1995
                                                   -----------     -------

                  Land                             $33,850,436     $ 8,890,471
                  Buildings                         24,152,610      10,049,032
                                                   -----------     -----------
                                                    58,003,046      18,939,503
                  Less accumulated depreci-
                    ation                             (611,396)       (100,318)
                                                   -----------     -----------
                                                    57,391,650      18,839,185
                  Construction in progress           2,851,496         884,541
                                                   -----------     -----------
                                                   $60,243,146     $19,723,726
                                                   ===========     ===========

         Some leases provide for scheduled rent increases throughout the lease term and/or rental payments during the construction of a Property prior to the date it is placed in service. Such amounts are recognized on a straight-line basis over the terms of the leases commencing on the date the Property is placed in service. For the years ended December 31, 1996 and 1995, the Company recognized $517,067 and $39,142, respectively, of such rental income.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at December 31, 1996:

                  1997                    $  5,359,617
                  1998                       5,368,667
                  1999                       5,383,078
                  2000                       5,406,750
                  2001                       5,591,865
                  Thereafter                73,053,334
                                          ------------
                                          $100,163,311
                                          ============

         Since lease renewal periods are exercisable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rentals which may be received on the leases based on a percentage of the tenant's gross sales. These amounts also do not include minimum lease payments that will become due when Properties under development are completed (see Note 12).

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


5.       Net Investment in Direct Financing Leases:

         The following lists the components of net investment in direct financing leases at December 31:

                                                1996              1995
                                            ------------      ------------

              Minimum lease payments
                receivable                  $ 30,162,465      $  2,498,881
              Estimated residual values        1,346,332           343,740
              Less unearned income           (16,322,111)       (1,468,739)
                                            ------------      ------------
              Net investment in direct
                financing leases            $ 15,186,686      $  1,373,882
                                            ============      ============

         The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 1996:

                  1997                $ 2,329,762
                  1998                  2,329,762
                  1999                  2,329,762
                  2000                  2,333,080
                  2001                  2,276,690
                  Thereafter           18,563,409
                                       -----------
                                      $30,162,465
                                      ============

         The above table does not include future minimum lease payments for renewal periods or for contingent rental payments that may become due in future periods (see Note 4).

6.       Mortgage Notes Receivable:

         During 1996, in connection with the acquisition of land for 35 Pizza Hut restaurants, the Company accepted three promissory notes in the aggregate principal sum of $12,847,000, collateralized by mortgages on the buildings on the 35 Pizza Hut Properties. The promissory notes bear interest at a rate of 10.75% per annum and are being collected in 240 equal

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


6.       Mortgage Notes Receivable - Continued:

         monthly installments totalling $130,426. Mortgage notes receivable consisted of the following at December 31, 1996:

                  Outstanding principal           $12,713,151
                  Accrued interest income              35,285
                  Deferred financing income           (46,268)
                  Unamortized loan costs              687,439
                                                  -----------
                                                  $13,389,607
                                                  ===========

         Management believes that the estimated fair value of mortgage notes receivable at December 31, 1996, approximates the outstanding principal amount based on estimated current rates at which similar loans would be made to borrowers with similar credit and for similar maturities.

7.       Note Payable:

         On March 5, 1996, the Company entered into a line of credit (the "Loan") and security agreement with a bank. The Loan is to be used by the Company to offer Secured Equipment Leases. The Loan provides that the Company will be able to receive advances of up to $15,000,000 until March 4, 1998. Generally, advances under the Loan will be fully amortizing term loans repayable in terms equal to the duration of the Secured Equipment Leases, but in no event greater than 72 months. Generally, all advances under the Loan will bear interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan) or (ii) a rate per annum equal to the bank's prime rate, whichever the Company selects at the time advances are made. As a condition of obtaining the Loan, the Company agreed to grant to the bank a first security interest in the Secured Equipment Leases. In addition, in connection with the Loan, the Company incurred a commitment fee, legal fees and closing costs of $54,533.

         As of December 31, 1996, the Company had obtained advances totalling $3,666,896 relating to the Loan. In general, the advances are fully amortizing term loans repayable over six years and bear interest at a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (ranging from 7.71% to 7.82% as of December 31, 1996). As of December 31,

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


7.       Note Payable - Continued:

         1996, $3,521,816 of principal was outstanding relating to the Loan, plus $13,164 of accrued interest. The Company believes, based on current terms, that the carrying value of its note payable at December 31, 1996 approximates fair value.

         During 1996, the Company entered into interest rate swap agreements with a commercial bank to reduce the impact of changes in interest rates on its floating rate long-term debt. The agreements effectively change the Company's interest rate exposure on notional amounts totalling approximately $2,110,000 of the outstanding floating rate notes to fixed rates ranging from 8.75% to nine percent per annum. The notional amounts of the interest rate swap agreements amortize over the period of the agreements which approximate the term of the related notes. The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreements; however, the Company does not anticipate nonperformance by the counterparty.

         Interest costs (including amortization of loan costs) incurred for the year ended December 31, 1996, were $127,012, all of which were capitalized as part of the cost of buildings under construction.

8.       Stock Issuance Costs:

         The Company has incurred certain expenses of its offering of shares, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offering. Preliminary costs incurred prior to raising capital were advanced by an affiliate of the Company, CNL Fund Advisors, Inc. (the "Advisor"). The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


8.       Stock Issuance Costs - Continued:

         During the years ended December 31, 1996 and 1995, the Company had incurred $9,216,102 and $6,423,671, respectively, in organizational and offering costs, including $8,063,439 and $3,076,333, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 10). Of these amounts, as of December 31, 1996 and 1995, $15,619,773 and $6,403,671, respectively, have been treated as stock issuance costs and $20,000 has been treated as organization costs. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

9.       Distributions:

         For the years ended December 31, 1996 and 1995, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 1996 and 1995, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

10.      Related Party Transactions:

         Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer of the Company's common stock offerings, CNL Securities Corp. In addition, as of December 31, 1994, the Advisor was the sole stockholder of the Company.

         CNL Securities Corp. is entitled to receive selling commissions amounting to 7.5% of the total amount raised from the sale of shares for services in connection with the formation of the Company and the offering of shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the years ended December 31, 1996 and 1995, the Company incurred $7,559,474 and $2,884,062, respectively, of such fees, of which approximately $7,059,000 and $2,682,000, respectively, were or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


10.      Related Party Transactions - Continued:

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 1996 and 1995, the Company incurred $503,965 and $192,271, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         CNL Securities Corp. will also receive a soliciting dealer servicing fee payable annually by the Company beginning on December 31 of the year following the year in which the offering terminates in the amount of 0.20% of the stockholders' investment in the Company. CNL Securities Corp. in turn may reallow all or a portion of such fee to soliciting dealers whose clients held shares on such date. As of December 31, 1996, no such fees had been incurred.

         The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of shares. During the years ended December 31, 1996 and 1995, the Company incurred $4,535,685 and $1,730,437, respectively, of such fees. Such fees are included in land and buildings on operating leases, net investment in direct financing leases, mortgage notes receivable and other assets.

         In connection with the acquisition of Properties that are being or have been constructed or renovated by affiliates, subject to approval by the Company's Board of Directors, the Company may incur development/construction management fees of generally five to ten percent of the cost of constructing or renovating a Property, payable to affiliates of the Company. Such fees are included in the purchase price of the Properties and are therefore included in the basis on which the Company charges rent on the Properties. During the year ended December 31, 1996, the Company incurred $159,350 of such amounts relating to three Properties. No such amounts were incurred for the year ended December 31, 1995.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


10.      Related Party Transactions - Continued:

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive a one-time secured equipment lease servicing fee of two percent of the purchase price of the Equipment that is the subject of a Secured Equipment Lease. During the year ended December 31, 1996, the Company incurred $70,070 in secured equipment lease servicing fees. No secured equipment lease servicing fees were incurred for the year ended December 31, 1995.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset and mortgage management fee of one-twelfth of 0.60% of the Company's real estate asset value (generally, the total amount invested in the Properties as of the end of the preceding month, exclusive of acquisition fees and acquisition expenses), plus one-twelfth of 0.60% of the Company's total principal amount of the Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the years ended December 31, 1996 and 1995, the Company incurred $278,902 and $27,950, respectively, of such fees, $27,702 and $4,872, respectively, of which has been capitalized as part of the cost of buildings for Properties that have been or are being constructed.

         Prior to such time, if any, as shares of the Company's common stock are listed on a national securities exchange or over-the-counter market, the Advisor is entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more Properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. The real estate disposition fee is payable only after the stockholders receive distributions equal to the sum of an annual, aggregate, cumulative, noncompounded eight percent return on their invested capital ("Stockholders' 8% Return")

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


10.      Related Party Transactions - Continued:

         plus their aggregate invested capital. No deferred, subordinated real estate disposition fees have been incurred to date.

         A subordinated share of net sales proceeds will be paid to the Advisor upon the sale of Company assets in an amount equal to ten percent of net sales proceeds. This amount will be paid only after the stockholders receive distributions equal to the sum of the stockholders' aggregate invested capital and the Stockholders' 8% Return. As of December 31, 1996, no such payments have been made to the Advisor.

         The Advisor and its affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of shares) on a day-to-day basis. For the years ended December 31, 1996 and 1995, expenses incurred for these services were classified as follows:

                                                  1996                1995
                                               ----------          ----------

            Stock issuance costs               $  769,225          $  714,674
            General operating and
              administrative expenses             334,603              68,016
                                               ----------          ----------

                                               $1,103,828          $  782,690
                                               ==========          ==========

         During 1996, the Company acquired four Properties for an aggregate purchase price of approximately $2,609,800 from affiliates of the Company and during 1995, the Company acquired nine Properties for an aggregate purchase price of approximately $6,621,000 from affiliates of the Company. The affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the affiliate (including carrying costs) or the Property's appraised value.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


10.      Related Party Transactions - Continued:

         The due to related parties consisted of the following at December 31:

                                                    1996               1995
                                                  --------           --------
        Due to the Advisor:
          Expenditures incurred on
            behalf of the Company and
            accounting and administra-
            tive services                         $199,068           $108,316
          Acquisition fees                         383,210             45,118
          Asset and mortgage manage-
            ment fees                                   -               9,108
          Distributions                                 -               3,332
                                                  --------           --------
                                                   582,278            165,874
                                                  --------           --------
        Due to CNL Securities Corp:
          Commissions                              372,227             75,197
          Marketing support and due
            diligence expense reim-
            bursement fees                          42,579              5,013
                                                  --------           --------
                                                   414,806             80,210
                                                  --------           --------
        Other                                           -               2,500
                                                  --------           --------
                                                  $997,084           $248,584
                                                  ========           ========

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


11.      Concentration of Credit Risk:

         The following schedule presents rental, earned and interest income from individual lessees or borrowers, or affiliated groups of lessees or borrowers, each representing more than ten percent of the Company's total rental, earned and interest income from its Properties, Mortgage Loans and Secured Equipment Leases for at least one of the years ended December 31:

                                                    1996              1995
                                                 ----------        ----------

            Castle Hill Holdings V,
              L.L.C., Castle Hill
              Holdings VI, L.L.C. and
              Castle Hill Holdings VII,
              L.L.C. ("Castle Hill")             $1,699,986        $      -
            Golden Corral Corporation               577,003          212,406
            DenAmerica Corp.                        420,810           66,595
            Foodmaker, Inc.                         346,179           66,813
            Northstar Restaurants, Inc.             329,117           73,219
            Roasters Corp.                          187,609           82,136

         In addition, the following schedule presents total rental, earned and interest income from individual restaurant chains, each representing more than ten percent of the Company's total rental, earned and interest income from its Properties, Mortgage Loans and Secured Equipment Leases for at least one of the years ended December 31:

                                              1996                 1995
                                           ----------           ----------
        Pizza Hut                          $1,699,986             $     -
        Golden Corral Family
          Steakhouse Restaurants            1,459,349              212,406
        Boston Market                         547,590               73,219
        Denny's                               420,810               66,595
        Jack in the Box                       346,179               66,813
        Kenny Rogers' Roasters                187,609               82,136

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


11.      Concentration of Credit Risk - Continued:

         Although the Company's Properties are geographically diverse throughout the United States and the lessees and borrowers operate a variety of restaurant concepts, default by any lessee or borrower that contributes more than ten percent of the Company's rental, earned and interest income could significantly impact the results of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the on-going operations of the lessees and borrowers.

12.      Commitments:

         The Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay is approximately $11,749,700, of which approximately $7,495,200 in land and other costs had been incurred as of December 31, 1996. The buildings currently under construction are expected to be operational by August 1997. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement. The general terms of the lease agreements are substantially the same as those described in Note 3.

         During 1996, the Company entered into three temporary Secured Equipment Leases, as lessor, with operators of family-style restaurants. In connection therewith, the Company provided initial funding in the aggregate amount of $455,637 for the equipment which is included in other assets at December 31, 1996. The Company has agreed to fund the remaining balance of the equipment purchase prices of approximately $732,400. Upon funding the balance, which is expected to occur in January 1997, the Company will enter into final Secured Equipment Leases which are expected to have substantially the same terms as those described in Note 3. Until final Secured Equipment Leases are entered into, the tenants will pay monthly rent in accordance with the temporary leases.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

             Years Ended December 31, 1996 and 1995 and the Period
                    May 2, 1994 (Date of Inception) through
                               December 31, 1994


13.      Subsequent Events:

         During the period January 1, 1997 through January 22, 1997, the Company received subscription proceeds for an additional 616,330 shares ($6,163,297) of common stock.

         On January 1, 1997, the Company declared distributions of $827,967 or $.0594 per share of common stock, payable on March 21, 1997, to stockholders of record on January 1, 1997.

         During the period January 1, 1997 through January 22, 1997, the Company acquired six Properties for cash at a total cost of approximately $6,879,700, excluding closing costs. The buildings under construction are expected to be operational by July 1997. In connection with the purchase of each Property, the Company, as lessor, has entered into a long-term, triplenet lease agreement.

               CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

            SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
            -------------------------------------------------------
                               December 31, 1996

                                                                           Costs Capitalized
                                                                               Subsequent          Gross Amount at Which Carried
                                                   Initial Cost             To Acquisition             at Close of Period (c)
                                              -----------------------    ---------------------   ---------------------------------
                                                         Buildings                                           Buildings
                                    Encum-                  and          Improve-     Carrying                  and
                                   brances    Land      Improvements      ments        Costs        Land    Improvements    Total
                                   --------   -----     -------------    ---------    ---------  ---------  ------------  ---------
Properties the Company
  has Invested in Under
  Operating Leases:

    Applebee's Restaurants:
      Montclair, California             -   $  874,315    $       -     $       -     $     -   $  874,315          (g)  $  874,315
      Salinas, California               -      779,928            -        562,070          -      779,928   $ 562,070    1,341,998

    Arby's Restaurants:
      Kendallville, Indiana             -      276,567       505,359            -           -      276,567     505,359      781,926
      Avon, Indiana                     -      338,486       497,282            -           -      338,486     497,282      835,768

    Black-eyed Pea Restaurant:
      Hillsboro, Texas                  -      368,942            -         20,193          -      368,942      20,193      389,135

    Boston Market Restaurants:
      Franklin, Tennessee (k)           -      566,562       442,992            -           -      566,562     442,992    1,009,554
      Grand Island, Nebraska            -      234,685       644,615            -           -      234,685     644,615      879,300
      Dubuque, Iowa                     -      353,608       663,969            -           -      353,608     663,969    1,017,577
      Chanhassen, Minnesota             -      376,929       639,875            -           -      376,929     639,875    1,016,804
      Ellisville, Missouri              -      397,036            -        639,422          -      397,036     639,422    1,036,458
      Golden Valley, Minnesota          -      665,555            -        475,994          -      665,555     475,994    1,141,549
      Corvallis, Oregon                 -      365,934            -        595,687          -      365,934     595,687      961,621
      Rockwall, Texas                   -      528,118            -        340,297          -      528,118     340,297      868,415
      Upland, California                -      787,182            -        238,273          -      787,182     238,273    1,025,455
      Florissant, Missouri              -      705,522            -        626,845          -      705,522     626,845    1,332,367
      La Quinta, California             -      681,964            -        287,597          -      681,964     287,597      969,561
      Merced, California                -      573,163            -        402,636          -      573,163     402,636      975,799
      Atlanta, Georgia                  -      538,580            -         33,151          -      538,580      33,151      571,731
      St. Joseph, Missouri              -      378,786       388,489            -           -      378,786     388,489      767,275

    Burger King Restaurants:
      Burbank, Illinois                 -      543,095            -        620,617          -      543,095     620,617    1,163,712
      Oaklawn, Illinois                 -    1,211,336            -        824,061          -    1,211,336     824,061    2,035,397
      Highland, Indiana                 -      672,815            -        621,133          -      672,815     621,133    1,293,948
      Indian Head Park, Illinois        -      599,949            -        170,723          -      599,949     170,723      770,672
      Chicago, Illinois                 -      907,636            -        460,692          -      907,636     460,692    1,368,328
      Chattanooga, Tennessee            -      516,447            -        152,178          -      516,447     152,178      668,625

    Denny's Restaurants:
      Pasadena, Texas                   -      466,555       240,925       265,169          -      466,555     506,094      972,649
      Shawnee, Oklahoma                 -      528,090       373,427       252,225          -      528,090     625,652    1,153,742
      Grand Rapids, Michigan            -      320,594       559,433            -           -      320,594     559,433      880,027
      McKinney, Texas                   -      439,961            -             -           -      439,961          (g)     439,961

                                      B-31

               CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

      --------------------------------------------------------------------
                               December 31, 1996

                                                                                   Life
                                                                                 on Which
                                                                               Depreciation
                                                                                in Latest
                                                          Date                    Income
                                       Accumulated      of Con-       Date      Statement is
                                       Depreciation    struction    Acquired     Computed
                                       ------------    ---------    --------    -----------
Properties the Company
  has Invested in Under
  Operating Leases:

    Applebee's Restaurants:
      Montclair, California                (h)           1996        08/96         (h)
      Salinas, California                  (c)            (d)        09/96         (c)

    Arby's Restaurants:
      Kendallville, Indiana          $  8,077            1995        07/96         (e)
      Avon, Indiana                     4,769            1996        09/96         (e)

    Black-eyed Pea Restaurant:
      Hillsboro, Texas                     (c)             (d)       06/96         (c)

    Boston Market Restaurants:
      Franklin, Tennessee (k)          20,238            1995        08/95         (e)
      Grand Island, Nebraska           27,566            1995        09/95         (e)
      Dubuque, Iowa                    27,529            1995        10/95         (e)
      Chanhassen, Minnesota            24,543            1995        11/95         (e)
      Ellisville, Missouri              7,007            1996        06/96         (e)
      Golden Valley, Minnesota          4,043            1996        06/96         (e)
      Corvallis, Oregon                 4,733            1996        07/96         (e)
      Rockwall, Texas                   2,051            1996        07/96         (e)
      Upland, California                3,503            1996        07/96         (e)
      Florissant, Missouri                172            1996        09/96         (e)
      La Quinta, California               420            1996        09/96         (e)
      Merced, California                3,199            1996        09/96         (e)
      Atlanta, Georgia                     (c)             (d)       12/96         (c)
      St. Joseph, Missouri                532            1996        12/96         (e)

    Burger King Restaurants:
      Burbank, Illinois                 8,275            1996        03/96         (e)
      Oaklawn, Illinois                 7,902            1996        03/96         (e)
      Highland, Indiana                 7,771            1996        04/96         (e)
      Indian Head Park, Illinois           (c)             (d)       04/96         (c)
      Chicago, Illinois                    (c)             (d)       10/96         (c)
      Chattanooga, Tennessee               (c)             (d)       12/96         (c)

    Denny's Restaurants:
      Pasadena, Texas                  22,261            1981        09/95         (e)
      Shawnee, Oklahoma                27,515            1987        09/95         (e)
      Grand Rapids, Michigan           14,714            1967        03/96         (e)
      McKinney, Texas                      (h)           1996        06/96         (h)


               CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

                               December 31, 1996


                                                                               Costs Capitalized
                                                                                  Subsequent       Gross Amount at Which Carried
                                                          Initial Cost          To Acquisition        at Close of Period (c)
                                                  -------------------------  --------------------- ----------------------------
                                                                Buildings                                          Buildings
                                        Encum-                     and        Improve-   Carrying                    and
                                       brances      Land       Improvements    ments      Costs        Land       Improvements
                                       -------    --------     ------------  ----------  --------   ----------    ------------

    Golden Corral Family
      Steakhouse Restaurants:
        Carlsbad, New Mexico                -       384,221           -        643,854        -       384,221        643,854
        Cleburne, Texas                     -       359,455           -        653,853        -       359,455        653,853
        Corsicana, Texas                    -       349,227      699,756            -         -       349,227        699,756
        Dover, Delaware                     -     1,043,108           -        977,508        -     1,043,108        977,508
        Ft. Worth, Texas                    -       640,320      898,171            -         -       640,320        898,171
        Tampa, Florida                      -       825,065           -      1,222,843        -       825,065      1,222,843
        Universal City, Texas               -       357,429           -        650,249        -       357,429        650,249
        Columbus, Ohio                      -     1,031,098           -      1,092,939        -     1,031,098      1,092,939
        Port Richey, Florida                -       627,739           -      1,025,611        -       627,739      1,025,611
        Lufkin, Texas                       -       462,689           -      1,006,558        -       462,689      1,006,558
        Columbia, Tennessee                 -       442,218           -             -         -       442,218             (g)
        Moberly, Missouri                   -       373,214           -          9,317        -       373,214          9,317

    Jack in the Box Restaurants:
      Los Angeles, California               -       603,354      602,630            -         -       603,354        602,630
      Houston, Texas                        -       545,485           -        527,020        -       545,485        527,020
      Humble, Texas                         -       437,667           -        591,877        -       437,667        591,877
      Houston, Texas                        -       376,267           -        574,359        -       376,267        574,359
      Houston, Texas                        -       403,350           -        565,866        -       403,350        565,866
      Dallas, Texas                         -       368,932           -        509,758        -       368,932        509,758

    Kenny Rogers' Roasters
      Restaurant:
        Grand Rapids, Michigan              -       282,806      599,309            -         -       282,806        599,309

    Pizza Hut Restaurants:
      Adrian, Michigan                      -       242,239           -             -         -       242,239             -
      Bedford, Ohio                         -       174,721           -             -         -       174,721             -
      Bowling Green, Ohio                   -       200,442           -             -         -       200,442             -
      Cleveland, Ohio                       -       116,849           -             -         -       116,849             -
      Cleveland, Ohio                       -       226,163           -             -         -       226,163             -
      Cleveland, Ohio                       -       126,494           -             -         -       126,494             -
      Defiance, Ohio                        -       242,239           -             -         -       242,239             -
      East Cleveland, Ohio                  -       194,012           -             -         -       194,012             -
      Euclid, Ohio                          -       202,050           -             -         -       202,050             -
      Fairview Park, Ohio                   -       142,570           -             -         -       142,570             -
      Lambertville, Michigan                -        99,166           -             -         -        99,166             -
      Middleburg Heights, Ohio              -       216,518           -             -         -       216,518             -
      Monroe, Michigan                      -       152,215           -             -         -       152,215             -
      Norwalk, Ohio                         -       261,529           -             -         -       261,529             -
      North Olmstead, Ohio                  -       259,922           -             -         -       259,922             -
      Sandusky, Ohio                        -       259,922           -             -         -       259,922             -
      Seven Hills, Ohio                     -       239,023           -             -         -       239,023             -
      Toledo, Ohio                          -       197,227           -             -         -       197,227             -
      Toledo, Ohio                          -       176,170           -             -         -       176,170             -
      Toledo, Ohio                          -       208,480           -             -         -       208,480             -
      Mayfield Heights, Ohio                -       202,552           -             -         -       202,552             -
      Strongsville, Ohio                    -       186,476           -             -         -       186,476             -


               CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

                               December 31, 1996

                                                                                               Life
                                      Gross Amount at                                        on Which
                                       Which Carried                                        Depreciation
                                        at Close of                                          in Latest
                                        Period (c)                     Date                   Income
                                       -------------  Accumulated     of Con-      Date    Statement is
                                           Total      Depreciation   struction   Acquired    Computed
                                        -----------   ------------   ---------   --------  -----------

    Golden Corral Family                  1,028,075      28,953        1995       08/95        (e)
      Steakhouse Restaurants:             1,013,308      26,600        1995       08/95        (e)
        Carlsbad, New Mexico              1,048,983      32,558        1995       08/95        (e)
        Cleburne, Texas                   2,020,616      41,454        1995       08/95        (e)
        Corsicana, Texas                  1,538,491      41,033        1995       08/95        (e)
        Dover, Delaware                   2,047,908      36,734        1996       08/95        (e)
        Ft. Worth, Texas                  1,007,678      28,578        1995       08/95        (e)
        Tampa, Florida                    2,124,037      39,990        1995       11/95        (e)
        Universal City, Texas             1,653,350       9,647        1996       05/96        (e)
        Columbus, Ohio                    1,469,247         460        1996       11/96        (e)
        Port Richey, Florida                442,218          (h)       1996       12/96        (h)
        Lufkin, Texas                       382,531          (c)         (d)      12/96        (c)
        Columbia, Tennessee
        Moberly, Missouri
                                          1,205,984      30,184        1986       06/95        (e)
    Jack in the Box Restaurants:          1,072,505      14,631        1996       11/95        (e)
      Los Angeles, California             1,029,544       6,000        1996       06/96        (e)
      Houston, Texas                        950,626       5,140        1996       07/96        (e)
      Humble, Texas                         969,216       4,806        1996       08/96        (e)
      Houston, Texas                        878,690          (c)         (d)      12/96        (c)
      Houston, Texas
      Dallas, Texas

    Kenny Rogers' Roasters                  882,115      28,146        1995       08/95        (e)
      Restaurant:
        Grand Rapids, Michigan
                                            242,239          (f)       1989       01/96        (f)
    Pizza Hut Restaurants:                  174,721          (f)       1975       01/96        (f)
      Adrian, Michigan                      200,442          (f)       1985       01/96        (f)
      Bedford, Ohio                         116,849          (f)       1978       01/96        (f)
      Bowling Green, Ohio                   226,163          (f)       1987       01/96        (f)
      Cleveland, Ohio                       126,494          (f)       1986       01/96        (f)
      Cleveland, Ohio                       242,239          (f)       1977       01/96        (f)
      Cleveland, Ohio                       194,012          (f)       1986       01/96        (f)
      Defiance, Ohio                        202,050          (f)       1983       01/96        (f)
      East Cleveland, Ohio                  142,570          (f)       1977       01/96        (f)
      Euclid, Ohio                           99,166          (f)       1994       01/96        (f)
      Fairview Park, Ohio                   216,518          (f)       1975       01/96        (f)
      Lambertville, Michigan                152,215          (f)       1994       01/96        (f)
      Middleburg Heights, Ohio              261,529          (f)       1993       01/96        (f)
      Monroe, Michigan                      259,922          (f)       1976       01/96        (f)
      Norwalk, Ohio                         259,922          (f)       1978       01/96        (f)
      North Olmstead, Ohio                  239,023          (f)       1983       01/96        (f)
      Sandusky, Ohio                        197,227          (f)       1978       01/96        (f)
      Seven Hills, Ohio                     176,170          (f)       1985       01/96        (f)
      Toledo, Ohio                          208,480          (f)       1975       01/96        (f)
      Toledo, Ohio                          202,552          (f)       1980       04/96        (f)
      Toledo, Ohio                          186,476          (f)       1976       04/96        (f)
      Mayfield Heights, Ohio
      Strongsville, Ohio


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

                                December 31, 1996


                                                                           Costs Capitalized
                                                                              Subsequent            Gross Amount at Which Carried
                                                  Initial Cost              To Acquisition              at Close of Period (c)
                                           --------------------------    --------------------  -------------------------------------
                                                         Buildings                                          Buildings
                                  Encum-                    and          Improve-   Carrying                   and
                                 brances      Land      Improvements      ments      Costs       Land      Improvements     Total
                                 -------    --------    ------------     --------   --------  -----------  ------------  -----------

  Toledo, Ohio                        -        128,604            -             -         -       128,604            -       128,604
  Beaver, West Virginia               -        212,053            -             -         -       212,053            -       212,053
  Beckley, West Virginia              -        209,432            -             -         -       209,432            -       209,432
  Belle, West Virginia                -         46,737            -             -         -        46,737            -        46,737
  Bluefield, West Virginia            -        120,449            -             -         -       120,449            -       120,449
  Cross Lanes, West Virginia          -        215,881            -             -         -       215,881            -       215,881
  Huntington, West Virginia           -        212,093            -             -         -       212,093            -       212,093
  Hurricane, West Virginia            -        180,803            -             -         -       180,803            -       180,803
  Marietta, Ohio                      -        169,454            -             -         -       169,454            -       169,454
  Milton, West Virginia               -         99,815            -             -         -        99,815            -        99,815
  Ronceverte, West Virginia           -         99,733            -             -         -        99,733            -        99,733
  Bowling Green, Ohio                 -        135,831            -             -         -       135,831            -       135,831
  Toledo, Ohio                        -        194,097            -             -         -       194,097            -       194,097

Ryan's Family Steak House
  Restaurant:
    Spring Hill, Florida              -        588,586            -        933,414        -       588,586       933,414    1,522,000

Wendy's Old Fashioned
  Hamburgers Restaurants:
    Knoxville, Tennessee              -        357,760            -             -         -       357,760            (g)     357,760
    Camarillo, California             -        640,145            -        673,885        -       640,145       673,885    1,314,030
                                           -----------   -----------   -----------  -------   -----------   -----------  -----------

                                           $33,850,436   $ 7,756,232   $19,247,874  $     -   $33,850,436   $27,004,106  $60,854,542
                                           ===========   ===========   ===========  =======   ===========   ===========  ===========

                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

                                December 31, 1996


                                                                                           Life
                                                                                         on Which
                                                                                       Depreciation
                                                                                        in Latest
                                                           Date                           Income
                                      Accumulated         of Con-          Date        Statement is
                                      Depreciation       struction       Acquired        Computed
                                      ------------       ---------       --------       ----------

  Toledo, Ohio                              (f)             1988           04/96            (f)
  Beaver, West Virginia                     (f)             1986           05/96            (f)
  Beckley, West Virginia                    (f)             1978           05/96            (f)
  Belle, West Virginia                      (f)             1980           05/96            (f)
  Bluefield, West Virginia                  (f)             1986           05/96            (f)
  Cross Lanes, West Virginia                (f)             1990           05/96            (f)
  Huntington, West Virginia                 (f)             1978           05/96            (f)
  Hurricane, West Virginia                  (f)             1978           05/96            (f)
  Marietta, Ohio                            (f)             1986           05/96            (f)
  Milton, West Virginia                     (f)             1986           05/96            (f)
  Ronceverte, West Virginia                 (f)             1991           05/96            (f)
  Bowling Green, Ohio                       (f)             1992           12/96            (f)
  Toledo, Ohio                              (f)             1993           12/96            (f)

Ryan's Family Steak House
  Restaurant:
    Spring Hill, Florida                    (c)               (d)          09/96            (c)

Wendy's Old Fashioned
  Hamburgers Restaurants:
    Knoxville, Tennessee                    (h)             1996           05/96            (h)
    Camarillo, California                9,662              1996           06/96            (e)
                                      --------

                                      $611,396
                                      ========

                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1996

                                                                                                       Costs Capitalized
                                                                                                           Subsequent
                                                                       Initial Cost                      To Acquisition
                                                                 -----------------------------       -----------------------
                                                                                  Buildings
                                                 Encum-                              and             Improve-      Carrying
                                                brances           Land           Improvements         ments         Costs
                                                --------         ------          -------------       ---------     ---------
Properties the Company
  has Invested in Under
  Direct Financing Leases:

    Applebee's Restaurant:
      Montclair, California                          -         $        -         $        -       $   823,193     $     -

    Denny's Restaurant:
      McKinney, Texas                                -                  -             655,052               -            -

    Golden Corral Family
      Steakhouse Restaurants:
        Brooklyn, Ohio                               -                  -           1,044,311               -            -
        Columbia, Tennessee                          -                  -             939,713               -            -
        Eastlake, Ohio                               -             256,332          1,473,306               -            -

    TGI Friday's Restaurants:
      Orange, Connecticut                            -                  -                  -         1,379,330           -
      Marlboro, New Jersey                           -                  -                  -         1,409,354           -
      Hazlet, New Jersey                             -                  -                  -         1,370,519           -
      Hamden, Connecticut                            -                  -                  -         1,272,835           -

    Wendy's Old Fashioned
      Hamburgers Restaurants:
        Knoxville, Tennessee                         -                  -                  -           482,105           -
        Sevierville, Tennessee                       -                  -                  -           529,941           -
        San Diego, California                        -                  -                  -           653,753           -
                                                               -----------        -----------      -----------     -------

                                                               $   256,332        $ 4,112,382      $ 7,921,030     $     -
                                                               ===========        ===========      ===========     =======

                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1996


                                                                                                                 Life
                                    Gross Amount at Which Carried                                              on Which
                                        at Close of Period (c)                                               Depreciation
                                --------------------------------------                                        in Latest
                                             Buildings                                  Date                    Income
                                                and                     Accumulated    of Con-      Date     Statement is
                                  Land      Improvements     Total      Depreciation  struction   Acquired     Computed
                                ----------  ------------  -----------   ------------  ---------   --------    ----------
Properties the Company
  has Invested in Under
  Direct Financing Leases:

    Applebee's Restaurant:
      Montclair, California           (g)          (g)          (g)         (h)          1996        08/96       (h)

    Denny's Restaurant:
      McKinney, Texas                 (g)          (g)          (g)         (h)          1996        06/96       (h)

    Golden Corral Family
      Steakhouse Restaurants:
        Brooklyn, Ohio                (j)          (g)          (g)         (h)          1996        07/96       (h)
        Columbia, Tennessee           (g)          (g)          (g)         (h)          1996        12/96       (h)
        Eastlake, Ohio                (g)          (g)          (g)         (i)          1996        12/96       (i)

    TGI Friday's Restaurants:
      Orange, Connecticut             (j)          (g)          (g)         (h)          1995        07/95       (h)
      Marlboro, New Jersey            (j)          (g)          (g)         (h)          1996        02/96       (h)
      Hazlet, New Jersey              (j)          (g)          (g)         (h)          1996        03/96       (h)
      Hamden, Connecticut             (j)          (g)          (g)         (h)          1996        04/96       (h)

    Wendy's Old Fashioned
      Hamburgers Restaurants:
        Knoxville, Tennessee          (g)          (g)          (g)         (h)          1996        05/96       (h)
        Sevierville, Tennessee        (j)          (g)          (g)         (h)          1996        06/96       (h)
        San Diego, California         (j)          (g)          (g)         (h)          1996        10/96       (h)

                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
        ----------------------------------------------------------------
                                December 31, 1996



(a) Transactions in real estate and accumulated depreciation during 1996 and 1995 are summarized as follows:

                                                                   Accumulated
                                                    Cost (b)       Depreciation
                                               -------------       ------------
       Properties the Partnership
         has Invested in Under
         Operating Leases:

           Balance, December 31, 1994           $        -          $        -
           Acquisitions (l)                      19,824,044                  -
           Depreciation expense (e)                      -              100,318
                                                -----------         -----------

           Balance, December 31, 1995            19,824,044             100,318
           Acquisitions (l)                      41,030,498                  -
           Depreciation expense                          -              511,078
                                                -----------         -----------

           Balance, December 31, 1996           $60,854,542         $   611,396
                                                ===========         ===========


(b) As of December 31, 1996 and 1995, the aggregate cost of the Properties owned by the Company and its subsidiary for federal income tax purposes was $73,144,286 and $21,199,004, respectively. All of the leases are treated as operating leases for federal income tax purposes.

(c)        Property was not placed in service as of December 31, 1996;
           therefore, no depreciation was taken.

(d)        Scheduled for completion in 1997.

(e) Depreciation expense is computed for buildings and improvements based upon estimated lives of 30 years.

(f)        The building portion of this property is owned by the tenant;
           therefore, depreciation is not applicable.

(g) For financial reporting purposes, certain components of the lease relating to land and building have been recorded as direct financing lease. Accordingly, costs relating to these components of this lease are not shown.

(h) For financial reporting purposes, the portion of this lease relating to the building has been recorded as direct financing lease. The cost of the building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

(i) For financial reporting purposes, the lease for the land and building has been recorded as direct financing lease. The cost of the land and building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

               NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED
                            DEPRECIATION - CONTINUED

                                December 31, 1996


(j) The Company owns the building only relating to this Property. This property is subject to a ground lease between the tenant and an unaffiliated third party. In connection therewith, the Company entered into either a tri-party agreement with the tenant and the owner of the land or an assignment of interest in the ground lease with the landlord of the land. The tri-party agreement or assignment of interest each provide that the tenant is responsible for all obligations under the ground lease and provide certain rights to the Company to help protect its interest in the building in the event of a default by the tenant under the terms of the ground lease.

(k) The restaurant on the property in Franklin, Tennessee, was converted from a Kenny Rogers' Roasters restaurant to a Boston Market restaurant in 1996.

(l) During the years ended December 31, 1996 and 1995, the Company (i) incurred acquisition fees totalling $4,535,685 and $1,730,437, respectively, paid to the Advisor, (ii) purchased land and buildings from affiliates of the Company for an aggregate cost of approximately $2,609,800 and $6,621,000, respectively, and (iii) paid development/construction management fees to affiliates of the Company totalling $159,350 during the year ended December 31, 1996. Such amounts are included in land and buildings on operating leases, net investment in direct financing leases and other assets at December 31, 1996 and 1995.

               CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

                  SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE

                               December 31, 1996



                                                                                                                        Principal
                                                                                                                         Amount
                                                                                                                        of Loans
                                                                                                                       Subject to
                                                         Final       Periodic              Face        Carrying        Delinquent
                                         Interest      Maturity      Payment    Prior    Amount of     Amount of        Principal
         Description                       Rate          Date         Terms     Liens    Mortgages     Mortgages       or Interest
------------------------------           --------   -------------    --------   -----   -----------   -----------      -----------
Castle Hill Holdings V, L.L.C.
First Mortgages                           10.75%    January, 2016      (1)       $  -   $ 8,475,000   $ 8,812,787      $        -
  Pizza Hut Restaurants:
    Bedford, OH
    Middleburg Heights, OH
    Fairview Park, OH
    Strongsville, OH
    Cleveland, OH
    East Cleveland, OH
    North Olmstead, OH
    Norwalk, OH
    Sandusky, OH
    Mayfield Heights, OH
    Euclid, OH
    Seven Hills, OH
    Cleveland, OH
    Cleveland, OH
    Toledo, OH
    Toledo, OH
    Defiance, OH
    Toledo, OH
    Bowling Green, OH
    Monroe, MI
    Lambertville, MI
    Adrian, MI
    Toledo, OH

Castle Hill Holdings VI, L.L.C.
First Mortgages                           10.75%       June, 2016      (1)          -     3,888,000     4,071,755               -
  Pizza Hut Restaurants:
    Hurricane, WV
    Marietta, OH
    Bluefield, WV
    Huntington, WV
    Ronceverte, WV
    Milton, WV
    Beckley, WV
    Belle, WV
    Cross Lanes, WV
    Beaver, WV

Castle Hill Holdings VII, L.L.C.
First Mortgages                           10.75%    January, 2017      (1)           -      484,000       505,065          -
  Pizza Hut Restaurants:
    Bowling Green, OH
    Toledo, OH
                                                                                   ---- -----------   ------------- --------
    Total
                                                                                  $  -  $12,847,000   $13,389,607(3) $     -
                                                                                ===== ===========   ============== =======


               CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

              SCHEDULE IV - NOTES TO MORTGAGE LOANS ON REAL ESTATE
              ----------------------------------------------------
                               December 31, 1996


(1) Equal monthly payments of principal and interest at an annual rate of 10.75%.

(2)      The tax carrying value of the notes is $13,389,607.

(3)      The changes in the carrying amounts are summarized as follows:


                                                      1996            1995        1994
                                                   -----------     ---------     -------
         Balance at beginning of period            $        -      $      -      $     -

         New mortgage loans                         12,847,000            -            -

         Accrued interest                               35,286            -            -

         Collection of principal                      (133,850)           -            -

         Deferred financing income                     (46,268)           -            -

         Unamortized loan costs                        687,439            -            -
                                                   -----------     ---------     -------

         Balance at end of period                  $13,389,607     $      -      $     -
                                                   ===========     =========     =======

                                    EXHIBIT E

                      PRO FORMA ESTIMATE OF TAXABLE INCOME
                         BEFORE DIVIDENDS PAID DEDUCTION

    PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                       CNL AMERICAN PROPERTIES FUND, INC.
   GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM JANUARY 1, 1997
                             THROUGH MARCH 6, 1997
                       For a 12-Month Period (Unaudited)


         The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from January 1, 1997 through March 6, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.



                                     Jack in the Box          Jack in the Box        Jack in the Box     Jack in the Box
                                 Los Angeles, CA (5)(6)     Las Vegas, NV (5)(6)    Moscow, ID (5)(6)   Kent #1, WA (5)(6)
                                 ----------------------     --------------------    -----------------   ------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                        $  143,272               $  127,954              $   93,358           $  129,137

Asset Management Fees (3)                (8,381)                  (7,484)                 (5,459)              (7,553)

General and Administrative
  Expenses (5)                           (8,883)                  (7,933)                 (5,788)              (8,006)
                                     ----------               ----------              ----------           ----------

Estimated Cash Available from
  Operations                            126,008                  112,537                  82,111              113,578

Depreciation and Amortization
  Expense (6)                           (14,548)                 (15,187)                (19,077)             (15,280)
                                     ----------               ----------               ----------          ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company           $  111,460               $   97,350              $   63,034           $   98,298
                                     ==========               ==========              ==========           ==========




                                 See Footnotes


                                     Jack in the Box           Jack in the Box                 Shoney's
                                   Hollister, CA (5)(6)      Kingsburg, CA (5)(6)    Indian Harbour Beach, FL (5)
                                   --------------------      --------------------    ----------------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                          $  108,836               $  102,610                $   71,504

Asset Management Fees (2)                  (6,365)                  (6,000)                   (3,857)

General and Administrative
  Expenses (3)                             (6,748)                  (6,362)                   (4,433)
                                       ----------               ----------                ----------

Estimated Cash Available from
  Operations                               95,723                   90,248                    63,214

Depreciation and Amortization
  Expense (4)                             (15,019)                 (16,464)                  (12,156)
                                       ----------               ----------                ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company             $   80,704               $   73,784                $   51,058
                                       ==========               ==========                ==========



                                 See Footnotes


                                       Jack in the Box        Jack in the Box       Golden Corral       Burger King
                                      Murrieta, CA (5)(6)    Humble, TX (5)(6)    Winchester, KY (5)    Kent #2, OH
                                      -------------------    -----------------    ------------------    -----------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                           $   97,630               $   94,696         $  126,063           $   89,688

Asset Management Fees (2)                   (5,709)                  (5,294)            (6,904)              (5,237)

General and Administrative
  Expenses (3)                              (6,053)                  (5,871)            (7,816)              (5,561)
                                        ----------               ----------         ----------           ----------

Estimated Cash Available from
  Operations                                85,868                   83,531            111,343               78,890

Depreciation and Amortization
  Expense (4)                              (15,822)                 (16,083)           (23,332)             (17,602)
                                        ----------               ----------         ----------            ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company              $   70,046               $   67,448         $   88,011           $   61,288
                                        ==========               ==========         ==========           ==========



                                 See Footnotes


                                       Burger King           Denny's         Jack in the Box         Jack in the Box
                                   Chattanooga, TN (5)    Tampa, FL (5)    Palmdale, CA (5)(6)    Houston #3, TX (5)(6)
                                   -------------------    -------------    -------------------    ---------------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                        $  127,158            $  110,291        $  115,338              $   88,328

Asset Management Fees (2)                (6,662)               (6,203)           (6,745)                 (5,164)

General and Administrative
  Expenses (3)                           (7,884)               (6,838)           (7,151)                 (5,476)
                                     ----------            ----------        ----------              ----------

Estimated Cash Available from
  Operations                            112,612                97,250           101,442                  77,688

Depreciation and Amortization
  Expense (4)                           (12,122)              (17,818)          (14,329)                (13,923)
                                     ----------            ----------        ----------              ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company           $  100,490            $   79,432        $   87,113              $   63,765
                                     ==========            ==========        ==========              ==========




                                 See Footnotes

                                       Golden Corral
                                     Hopkinsville, KY               Total
                                     ----------------            ----------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                           $  141,912               $1,767,775

Asset Management Fees (2)                   (7,518)                (100,535)

General and Administrative
  Expenses (3)                              (8,799)                (109,602)
                                        ----------               ----------

Estimated Cash Available from
  Operations                               125,595                1,556,638

Depreciation and Amortization
  Expense (4)                              (22,573)                (261,335)
                                        ----------               ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company              $  103,022               $1,295,303
                                        ==========               ==========


FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 18 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 39 years.

(5) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:

         Property                            Estimated Final Completion Date
         --------                            -------------------------------
         Los Angeles Property                July 6, 1997
         Las Vegas Property                  July 6, 1997
         Moscow Property                     July 21, 1997
         Kent #1 Property                    July 21, 1997
         Hollister Property                  July 21, 1997
         Kingsburg Property                  July 21, 1997
         Indian Harbour Beach Property       July 23, 1997
         Murrieta Property                   July 30, 1997
         Humble Property                     August 2, 1997
         Winchester Property                 August 2, 1997
         Chattanooga Property                June 24, 1997
         Tampa Property                      August 10, 1997
         Palmdale Property                   August 10, 1997
         Houston #3 Property                 August 10, 1997

(6) The lessee of the Los Angeles, Las Vegas, Moscow, Kent #1, Hollister, Kingsburg, Murrieta, Humble, Palmdale and Houston #3 Properties is the same unaffiliated lessee.